UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.  )
Filed by the Registrant ☒
Filed by a Party other than the Registrant  ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12
NeuroBo Pharmaceuticals, Inc.
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

[   ], 2022
Dear Stockholder:
You are cordially invited to attend a Special Meeting of Stockholders (the “Special Meeting”) of NeuroBo Pharmaceuticals, Inc. (the “Company”) to be held on Thursday, December 22, 2022 at 10:00 a.m. Eastern time.
We invite you to attend the Special Meeting and request that you vote on the proposals described in this proxy statement. However, you do not need to attend the Special Meeting to vote your shares. Instead, you may vote by proxy, via the Internet, or by mail by following the instructions provided on the proxy card or voting instruction card, and we encourage you to vote before the Special Meeting.
The enclosed Notice of Special Meeting of Stockholders and the Proxy Statement contain details of the business to be conducted at the Special Meeting and information you should consider when you vote your shares.
At the Special Meeting, the agenda includes:
•
Proposal 1 – to approve, pursuant to Nasdaq Listing Rules 5635(a), (b) and (d), the issuance of shares of our common stock in respect of the License Agreement, dated September 14, 2022, entered into by and between Dong-A ST Co. Ltd. (“Dong-A”) and the Company (the “License Agreement”), and pursuant to the Securities Purchase Agreement, dated September 14, 2022, entered into by and between Dong-A and the Company (the “Securities Purchase Agreement”), including upon the conversion of shares of the Company’s Series A Convertible Preferred Stock issued to Dong-A pursuant to the terms and conditions of the License Agreement and the Securities Purchase Agreement, the exercise of warrants issued to Dong-A pursuant to the terms and conditions of the Securities Purchase Agreement and in respect of various commercial and regulatory milestone payments that may become payable in the future to Dong-A under the terms and conditions of the License Agreement that the Company may elect to pay to Dong-A in shares of the Company’s common stock;

•
Proposal 2 – to approve pursuant to Nasdaq Listing Rule 5635(d) and Nasdaq’s interpretations and guidance thereunder, the issuance of shares of our common stock upon the exercise of our Series A Warrants and Series B Warrants issued to investors in our underwritten offering that closed on November 8, 2022;

•	Proposal 3 – to approve the NeuroBo Pharmaceuticals, Inc. 2022 Equity Incentive Plan; and
•	Proposal 4 – to authorize one or more adjournments of the Special Meeting to solicit additional proxies in the event there are insufficient votes to approve Proposals 1, 2 or 3, described above.
The Board of Directors recommends that you vote FOR each of the Proposals. Your vote is important.
We are not seeking stockholder approval or ratification of (i) the license from Dong-A under the License Agreement, (ii) the sale of securities under the Securities Purchase Agreement or (iii) the sale of the Series A Warrants and Series B Warrants to the investors in our underwritten offering because such license and sales of securities have been consummated and none of the issuance of the Series A Convertible Preferred Stock and warrants paid at the closing of the transactions with Dong-A, the issuance of the Series A Warrants and Series B Warrants to the investors in our underwritten offering or the performance of our future obligations under the License Agreement requires stockholder approval under the rules of the Nasdaq Capital Market, Delaware law, or our Third Amended and Restated Certificate of Incorporation, as amended.
To protect the health and well-being of our stockholders and employees, the Special Meeting will be a completely virtual meeting conducted via live webcast. You will be able to attend the Special Meeting online, vote electronically and submit your questions during the Special Meeting by visiting www.virtualshareholdermeeting.com/NRBO2022SM and entering your 16-digit control number. You will not be able to attend the Special Meeting in person.

Even if you are planning on attending the Special Meeting online, please promptly submit your proxy vote via the Internet or by completing, dating, signing and returning the enclosed proxy card or voting instruction card, so your shares will be represented at the Special Meeting. Instructions on voting your shares are on the proxy materials you received for the Special Meeting.
Sincerely,

/s/ Gil Price, M.D.
Gil Price, M.D. President and Chief Executive Officer

NeuroBo Pharmaceuticals, Inc.
200 Berkeley Street, 19th Floor
Boston, Massachusetts, 02116
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
To Be Held December 22, 2022
To Our Stockholders:
NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders (the “Special Meeting”) of NeuroBo Pharmaceuticals, Inc. will be held as a virtual meeting at www.virtualshareholdermeeting.com/NRBO2022SM, on Thursday December 22, 2022 at 10:00 a.m. Eastern time.
We are holding the Special Meeting to consider and vote upon the following proposals, which are more fully described in the accompanying proxy statement:
•
Proposal 1 – to approve, pursuant to Nasdaq Listing Rules 5635(a), (b) and (d), the issuance of shares of our common stock in respect of the License Agreement, dated September 14, 2022, entered into by and between Dong-A ST Co. Ltd. (“Dong-A”) and the Company (the “License Agreement”), and pursuant to the Securities Purchase Agreement, dated September 14, 2022, entered into by and between Dong-A and the Company (the “Securities Purchase Agreement”), including upon the conversion of shares of the Company’s Series A Convertible Preferred Stock issued to Dong-A pursuant to the terms and conditions of the License Agreement and the Securities Purchase Agreement, the exercise of warrants issued to Dong-A pursuant to the terms and conditions of the Securities Purchase Agreement and in respect of various commercial and regulatory milestone payments that may become payable in the future to Dong-A under the terms and conditions of the License Agreement that the Company may elect to pay to Dong-A in shares of the Company’s common stock;

•
Proposal 2 – to approve pursuant to Nasdaq Listing Rule 5635(d) and Nasdaq’s interpretations and guidance thereunder, the issuance of shares of our common stock upon the exercise of our Series A Warrants and Series B Warrants issued to investors in our underwritten offering that closed on November 8, 2022;

•	Proposal 3 – to approve the NeuroBo Pharmaceuticals, Inc. 2022 Equity Incentive Plan; and
•	Proposal 4 – to authorize one or more adjournments of the Special Meeting to solicit additional proxies in the event there are insufficient votes to approve Proposals 1, 2 or 3, described above.
The Board of Directors recommends that you vote FOR each of the Proposals. Only stockholders of record at the close of business on November 3, 2022 are entitled to notice of, and to vote at, the Special Meeting and any adjournments thereof. For ten days prior to the Special Meeting, a complete list of the stockholders entitled to vote at the Special Meeting will be available for examination by any stockholder for any purpose relating to the Special Meeting during ordinary business hours at our headquarters. Your vote as a NeuroBo Pharmaceuticals, Inc. stockholder is very important. Each share of stock that you own represents one vote. For questions regarding your stock ownership, you may contact Adam Perlish at (857)-702-9600 or via email at info@neurobopharma.com or, if you are a registered holder, our transfer agent American Stock Transfer & Trust Company, LLC by telephone at 800-937-5449.
Whether or not you expect to attend the Special Meeting, we encourage you to read the proxy statement and vote through the Internet, or request, sign and return your proxy card as soon as possible, so that your shares may be represented at the Special Meeting. For specific instructions on how to vote your shares, please refer to the section entitled “Voting Instructions; Voting of Proxies” in the proxy statement.
By Order of the Board of Directors

/s/ Gil Price, M.D.
Gil Price, M.D. President and Chief Executive Officer
Boston, Massachusetts
   , 2022

NEUROBO PHARMACEUTICALS, INC.

PROXY STATEMENT FOR SPECIAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION ABOUT THE MEETING	1
GENERAL PROXY INFORMATION	2
CAUTIONARY INFORMATION REGARDING FORWARD-LOOKING STATEMENTS	4
PROPOSALS	5
PROPOSAL 1 – APPROVAL OF THE ISSUANCE OF SHARES OF OUR COMMON STOCK UPON CONVERSION OF OUR SERIES A CONVERTIBLE PREFERRED STOCK AND EXERCISE OF WARRANTS ISSUED IN CONNECTION WITH OUR LICENSE OF CERTAIN ASSETS FROM DONG-A ST CO. LTD. AND ISSUANCE OF SHARES IN RESPECT OF REGULATORY AND COMMERCIAL MILESTONES PURSUANT TO NASDAQ LISTING RULES 5635(A), 5635(B) AND 5635(D).	5
PROPOSAL 2 – APPROVAL OF THE ISSUANCE OF SHARES OF OUR COMMON STOCK UPON EXERCISE OF WARRANTS ISSUED TO INVESTORS IN OUR UNDERWRITTEN OFFERING PURSUANT TO NASDAQ LISTING RULE 5635(D) AND NASDAQ’S INTERPRETATION AND GUIDANCE THEREUNDER.	13
PROPOSAL 3 – APPROVAL OF THE NEUROBO PHARMACEUTICALS, INC. 2022 EQUITY INCENTIVE PLAN	17
PROPOSAL 4 – ADJOURNMENT OF SPECIAL MEETING	24
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	25
EXECUTIVE COMPENSATION	27
STOCKHOLDER PROPOSALS	30
HOUSEHOLDING	30
OTHER MATTERS	31
INCORPORATION BY REFERENCE; WHERE YOU CAN FIND ADDITIONAL INFORMATION	32
i

NeuroBo Pharmaceuticals, Inc.
200 Berkeley Street, 19th Floor
Boston, Massachusetts, 02116
PROXY STATEMENT FOR THE SPECIAL MEETING OF STOCKHOLDERS
GENERAL INFORMATION ABOUT THE MEETING
Our Board of Directors (the “Board”) solicits your proxy on our behalf for the Special Meeting of Stockholders (the “Special Meeting”) and at any postponement or adjournment of the Special Meeting for the purposes set forth in this Proxy Statement and the accompanying Notice of Special Meeting of Stockholders (the “Notice”). The Special Meeting will be held as a virtual meeting at www.virtualshareholdermeeting.com/ NRBO2022SM, on Thursday, December 22, 2022 at 10:00 a.m. Eastern time. Whenever we refer in this Proxy Statement to the “Special Meeting,” we are also referring to any meeting that results from any postponement or adjournment of the December 22, 2022 meeting.
This Proxy Statement is first being sent to stockholders on or about     , 2022.
References in this Proxy Statement to “we,” “us,” “the Company” and “our” refer to NeuroBo Pharmaceuticals, Inc.
We encourage you to vote your shares, either by attending the virtual Special Meeting or by granting a proxy (i.e., authorizing someone to vote your shares). If you vote via the Internet or telephone or execute the attached paper proxy card, the individuals designated will vote your shares according to your instructions.
Purpose of the Meeting
We are holding the Special Meeting in order to (a) seek stockholder approval, in accordance with applicable Nasdaq rules, of the issuance of shares of our common stock in respect of the License Agreement, dated September 14, 2022, entered into by and between Dong-A ST Co. Ltd. (“Dong-A”) and the Company (the “License Agreement”), and pursuant to the Securities Purchase Agreement, dated September 14, 2022, entered into by and between Dong-A and the Company (the “Securities Purchase Agreement”), including upon the conversion of shares of our Series A Convertible Preferred Stock issued to Dong-A pursuant to the terms and conditions of the License Agreement and the Securities Purchase Agreement, the exercise of warrants issued to Dong-A pursuant to the terms and conditions of the Securities Purchase Agreement and in respect of various commercial and regulatory milestone payments that may become payable in the future to Dong-A under the terms and conditions of the License Agreement that the Company may elect to pay to Dong-A in shares of the Company’s common stock, (b) to approve pursuant to Nasdaq Listing Rule 5635(d) and Nasdaq’s interpretations and guidance thereunder, the issuance of shares of our common stock upon the exercise of our Series A Warrants and Series B Warrants issued to investors in our underwritten offering that closed on November 8, 2022 and (c) seek stockholder approval for NeuroBo Pharmaceuticals, Inc. 2022 Equity Incentive Plan.
Record Date; Quorum
Only holders of record of common stock at the close of business on November 3, 2022 (the “Record Date”) will be entitled to vote at the Special Meeting. At the close of business on the Record Date, 888,693 shares of common stock were outstanding and entitled to vote.
The holders of a one-third of the outstanding shares of stock entitled to vote at the Special Meeting as of the Record Date must be present, in person, by remote communication, if applicable, or by proxy duly authorized at the Special Meeting in order to hold the Special Meeting and conduct business. This presence is called a quorum. Your shares are counted as present at the Special Meeting if you are present and vote in person at the Special Meeting or if you have properly submitted a proxy.

GENERAL PROXY INFORMATION
Voting Rights; Required Vote
Each holder of shares of common stock is entitled to one vote for each share of common stock held as of the close of business on the Record Date. You may vote all shares owned by you at such date, including (1) shares held directly in your name as the stockholder of record and (2) shares held for you as the beneficial owner in street name through a broker, bank, trustee or other nominee. Appraisal rights are not applicable to any of the matters being voted on.
Stockholder of Record: Shares Registered in Your Name. If, on the Record Date, your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, then you are considered the stockholder of record with respect to those shares. As a stockholder of record, you may vote at the Special Meeting, or vote in advance through the Internet or by mail.
Beneficial Owner: Shares Registered in the Name of a Broker or Nominee. If, on the Record Date, your shares were held in an account with a brokerage firm, bank or other nominee, then you are the beneficial owner of the shares held in street name. As a beneficial owner, you have the right to direct your broker on how to vote the shares held in your account, and your broker has enclosed or provided voting instructions for you to use in directing it on how to vote your shares. Because the brokerage firm, bank or other nominee that holds your shares is the stockholder of record, if you wish to attend the Special Meeting and vote your shares you must obtain a valid proxy from the firm that holds your shares giving you the right to vote the shares at the Special Meeting. Please refer to the section entitled “Voting Instructions; Voting of Proxies” below.
Votes Required to Adopt Proposals. Approval of each of the proposals will be obtained if holders of a majority of shares present in person, by remote communication, if applicable, or represented by proxy at the Special Meeting and entitled to vote at the Special Meeting vote “FOR” such proposal.
Broker Non-Votes and Abstentions. Because all of the proposals to be voted on at the Special Meeting are “non-routine” matters, banks, brokers and other nominees will not have authority to vote on any proposals unless instructed, so we do not expect there to be any broker non-votes at the Special Meeting. For each proposal, abstentions will have the same effect as a vote “against” such proposal.
Recommendations of the Board on Each of the Proposals Scheduled to be Voted on at the Special Meeting
The Board of Directors recommends that you vote FOR each of the Proposals.
Voting Instructions; Voting of Proxies
If you are a stockholder of record, you may:
•
Vote at the virtual Special Meeting — to vote during the virtual Special Meeting, register and log into the meeting per the instructions above. You will have the opportunity to vote during the virtual Special Meeting.

•
Vote through the Internet — you may vote through the Internet. To vote by Internet, you will need to use a control number provided to you in the materials with this proxy statement and follow the additional steps when prompted. The steps have been designed to authenticate your identity, allow you to give voting instructions, and confirm that those instructions have been recorded properly.

•
Vote by mail — complete, sign and date the accompanying proxy card and return it as soon as possible before the Special Meeting in the envelope provided. If the postage-paid envelope is missing, please mail your completed proxy card to the attention of our Secretary, NeuroBo Pharmaceuticals, Inc., 200 Berkeley Street, 19th Floor, Boston, Massachusetts, 02116.

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a proxy card and voting instructions from that organization, rather than from the Company. Simply complete and mail the proxy card to ensure that your vote is counted. Alternatively, you may vote on the Internet as instructed by your broker or bank. To vote online during the Special Meeting, you must obtain a valid proxy from your broker, bank or other agent and register for the virtual Special Meeting as described above. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy card.

 Votes submitted through the Internet must be received by 11:59 p.m., Eastern Time, on     , 2022. Submitting a proxy, whether through the Internet or by mail, will not prevent a stockholder from attending the Special Meeting, revoking their earlier-submitted proxy, and voting electronically at the virtual Special Meeting. If you are not the stockholder of record, please refer to the voting instructions provided by your nominee to direct it on how to vote your shares. For all of the proposals, you may vote “FOR” or “AGAINST” or “ABSTAIN” from voting. Your vote is important. Whether or not you plan to attend the Special Meeting, we urge you to vote by proxy to ensure that your vote is counted.
All proxies will be voted in accordance with the instructions specified on the proxy card. If you sign a physical proxy card and return it without instructions as to how your shares should be voted on a particular proposal at the Special Meeting, your shares will be voted in accordance with the recommendations of our Board stated above.
If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. To make certain all of your shares are voted, please complete, sign and return each proxy card to ensure that all of your shares are voted.
Expenses of Soliciting Proxies
We will pay the expenses associated with soliciting proxies. Following the original distribution and mailing of the solicitation materials, we or our agents may solicit proxies by mail, electronic mail, telephone, facsimile, by other similar means, or in person. Our directors, officers and other employees, without additional compensation, may solicit proxies personally or in writing, by telephone, e-mail or otherwise. Following the original distribution and mailing of the solicitation materials, we will request brokers, custodians, nominees and other record holders to forward copies of those materials to persons for whom they hold shares and to request authority for the exercise of proxies. In such cases, we, upon the request of the record holders, will reimburse such holders for their reasonable expenses.
Revocability of Proxies
A stockholder of record who has given a proxy may revoke it at any time before the closing of the polls by the inspector of elections at the Special Meeting by:
•	delivering to our Secretary (by any means, including email) a written notice stating that the proxy is revoked;
•	signing and delivering a proxy bearing a later date;
•	voting again through the Internet; or
•	attending and voting at the Special Meeting (although attendance at the Special Meeting will not, by itself, revoke a proxy).
Please note, however, that if your shares are held of record by a brokerage firm, bank or other nominee and you wish to revoke a proxy, you must contact that firm to revoke or change any prior voting instructions.
Voting Results
Voting results will be tabulated and certified by the inspector of elections appointed for the Special Meeting. The preliminary voting results will be announced at the Special Meeting and posted on our website at http://ir.neurobopharma.com. The final results will be tallied by the inspector of elections and disclosed in a current report on Form 8-K, which we intend to file with the Securities and Exchange Commission (the “SEC”) within four business days of the Special Meeting.

CAUTIONARY INFORMATION REGARDING FORWARD-LOOKING STATEMENTS
This proxy statement, and the documents incorporated by reference into this proxy statement, contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding: the Company’s strategy, anticipated clinical development milestones, future operations, future financial position, future revenue, projected expenses, prospects, plans and objectives of management or the expected features of or potential indications for the Company’s product candidates; uses of proceeds; projected cash runways; and stockholder approval of the conversion rights of the Series A Preferred Stock. The use of words such as, but not limited to, “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” and similar words expressions are intended to identify forward-looking statements. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, our clinical results and other future conditions. New risks and uncertainties may emerge from time to time, and it is not possible to predict all risks and uncertainties. No representations or warranties (expressed or implied) are made about the accuracy of any such forward-looking statements. We may not actually achieve the forecasts disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Such forward-looking statements are subject to a number of material risks and uncertainties including but not limited to those set forth under the caption “Risk Factors” in this Proxy Statement and in the Company’s most recent Quarterly Report on Form 10-Q filed with the SEC, as well as discussions of potential risks, uncertainties, and other important factors in our subsequent filings with the SEC. Any forward-looking statement speaks only as of the date on which it was made. Neither we, nor our affiliates, advisors or representatives, undertake any obligation to publicly update or revise any forward-looking statement, whether as result of new information, future events or otherwise, except as required by law. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date hereof.

PROPOSALS
PROPOSAL 1 – APPROVAL OF THE ISSUANCE OF SHARES OF OUR COMMON STOCK
UPON CONVERSION OF OUR SERIES A CONVERTIBLE PREFERRED STOCK AND
EXERCISE OF WARRANTS ISSUED IN CONNECTION WITH OUR LICENSE OF
CERTAIN ASSETS FROM DONG-A ST CO. LTD. AND ISSUANCE OF SHARES IN RESPECT
OF REGULATORY AND COMMERCIAL MILESTONES PURSUANT TO NASDAQ LISTING
RULES 5635(A), 5635(B) AND 5635(D).
Transactions with Dong-A ST Co. Ltd.
On September 14, 2022, we entered into a series of agreements with Dong-A described below, including the License Agreement, the Shared Services Agreement, the Securities Purchase Agreement, the Registration Rights Agreement and the Investor Rights Agreement (the “Dong-A Agreements”). On November 8, 2022, the transactions contemplated by the Dong-A Agreements (the “Dong-A Transactions”) were consummated and the License Agreement became effective.
License Agreement
On September 14, 2022, we entered into an exclusive license agreement (the “License Agreement”) with Dong-A pursuant to which, subject to the conditions set forth therein, we would receive an exclusive license (other than in the Republic of Korea and certain other Asian countries) to two proprietary compounds for specified indications. The License Agreement covers the rights to a compound referred to as DA-1241 for treatment of nonalcoholic steatohepatitis (“NASH”) and a compound referred to as DA-1726 for treatment of obesity and NASH. We may also develop DA-1241 for the treatment of Type 2 Diabetes Mellius.
Under the terms of the License Agreement, Dong-A (i) received an upfront payment of $22,000,000, which was paid in shares of a new series of preferred stock designated as “Series A Convertible Preferred Stock”, par value $0.001 per share (the “Series A Convertible Preferred Stock”) under the terms of the Securities Purchase Agreement (as defined below) (the “Upfront License Payment”), which would be converted into shares of our common stock upon approval of this Proposal 1; (ii) is eligible to receive single digit royalties on net sales received by the Company from the commercial sale of products covering DA-1241 or DA-1726; (iii) is eligible to receive commercial-based milestone payments, dependent upon the achievement of specific commercial developments, which commercial milestone payments may be paid in shares of our common stock (the “Commercial Milestone Shares”), with the price per share determined based on the VWAP (as defined in the License Agreement) for the 30 trading days ending on the trading day prior to the date on which achievement of such milestone is announced (the “30-day VWAP”); and (iv) be eligible to receive regulatory milestone payments of up to $178 million for DA-1726 and $138 million for DA-1241, dependent upon the achievement of specific regulatory developments, which regulatory milestone payments may be paid in shares of our common stock (together with the Commercial Milestone Shares, the “Milestone Shares”), based on the 30-day VWAP.
The term of the License Agreement will continue on a product-by-product and country-by-country basis until the later of (i) the fifth anniversary of the first commercial sale of such product in such country, (ii) the expiration or termination of the last valid patent claim that covers a product in such country and (iii) the loss of regulatory exclusivity for such product in such jurisdiction. Either we or Dong-A may terminate the License Agreement (i) if the other party is in material breach of the agreement and has not cured or started to cure the breach within 60 days of notice of such breach; provided that if the breach cannot be cured within the 60-day period and the breaching party started to remedy the breach, if such breach is not cured within 90 days of receipt of written notice or (ii) if the other party is subject to a bankruptcy or insolvency event (subject to a 30-day cure period in the case of a petition for bankruptcy).
The foregoing description of the License Agreement is a summary and is qualified in its entirety by reference to the provisions of the License Agreement, which was included as Exhibit 10.1 to our Current Report on Form 8-K filed on September 14, 2022.
Shared Services Agreement
On September 14, 2022, in connection with the License Agreement, we and Dong-A entered into a shared services agreement (the “Shared Services Agreement”). The Shared Services Agreement provides that Dong-A will provide technical support, pre-clinical development, and clinical trials support services in exchange for payment to Dong-A as set forth therein. In addition, the Shared Services Agreement provides that Dong-A will manufacture all of our clinical requirements of DA-1241 and DA-1726 under the terms provided in the Shared Services Agreement.
Either party may terminate the Shared Services Agreement for the other party’s material breach that is not cured within 30 days of notice. Dong-A may also terminate the Shared Services Agreement in part on a service-by-service or product-by-product basis upon a breach by us which is not cured within 30 days.
The foregoing description of the Shared Services Agreement is a summary and is qualified in its entirety by reference to the provisions of the Shared Services Agreement, which was included as Exhibit 10.2 to our Current Report on Form 8-K filed on September 14, 2022.
Securities Purchase Agreement
On September 14, 2022, in connection with the License Agreement, we entered into a Securities Purchase Agreement with Dong-A (the “Securities Purchase Agreement”). Pursuant to the Securities Purchase Agreement, upon the consummation of the License Agreement and our raising at least $15 million from outside investors, (i) Dong-A received the Upfront License Payment and (ii) Dong-A purchased from us $15 million in value of shares of Series A Convertible Preferred Stock and 10,000,000 warrants to purchase shares of our common stock (the “Private Offering Warrants”), of which 5,000,000 were substantially equivalent to the Series A Warrants and 5,000,000 were substantially equivalent to the Series B Warrants issued to investors in our underwritten public offering that closed on November 8, 2022.
As a condition to the execution of the Securities Purchase Agreement, we obtained support agreements from holders of approximately 28% of the outstanding shares of the Company, pursuant to which such holders agreed to vote in favor of this Proposal 1. We anticipate that Dong-A, which holds approximately 10.6% of the outstanding shares of the Company on the Record Date, will vote in favor of Proposal 1.
The terms of the Series A Convertible Preferred Stock are set forth in the Series A Certificate of Designation (as defined below) and described in greater detail below. Under the terms of our Series A Convertible Preferred Stock, at such time as we obtain the requisite stockholder approval for the issuance of the common stock underlying the Series A Convertible Preferred Stock (the “Stockholder Approval”), the shares of the Series A Convertible Preferred Stock will automatically convert into shares of our common stock at a conversion price equal to the price per share in the Qualified Financing (as defined in the Securities Purchase Agreement), which was $3.00 per share. Furthermore, the Private Offering Warrants may not be exercised by Dong-A prior to our receipt of the Stockholder Approval.
Pursuant to the Securities Purchase Agreement, we have agreed to call a special meeting of stockholders not later than 60 days after the closing under the Securities Purchase Agreement to obtain the Stockholder Approval, with respect to the shares of our common stock issuable upon the conversion of the Series A Convertible Preferred Stock and the exercise of the Private Offering Warrants issued under the Securities Purchase Agreement. We agreed to prepare and file a proxy statement with respect to such special meeting of stockholders within 10 days after the closing under the Securities Purchase Agreement. In the event that we do not obtain the Stockholder Approval at the first stockholder meeting, we are obligated to hold a meeting every four months thereafter.
The foregoing description of the Securities Purchase Agreement is a summary and is qualified in its entirety by reference to the provisions of the Securities Purchase Agreement, which was included as Exhibit 10.1 to our Current Report on Form 8-K filed on September 14, 2022.
Registration Rights Agreement
In connection with the Securities Purchase Agreement, on September 14, 2022, we entered into a registration rights agreement with Dong-A and certain other stockholders (the “Registration Rights Agreement”). The Registration Rights Agreement provides Dong-A with demand and piggyback registration rights, including the right to two long-form registration statements. In addition, we agreed to file, within 30 days following the Stockholder Approval, a registration statement to (i) register the shares of common stock issuable upon the conversion of the Series A Convertible Preferred Stock; (ii) shares of our common stock issuable upon the exercise of the Private Offering Warrants; and (iii) any other common stock held by the parties to the Registration Rights Agreement (the “Registrable Securities”); and to use commercially reasonable efforts to cause each registration statement to be declared effective under the Securities Act of 1933, as amended (the “Securities Act”), as promptly as possible after the filing thereof, but in any event no later than the 60th day after Stockholder Approval (or in case the SEC reviews the registration statement, the 90th date after Stockholder Approval); provided that if we are notified that the registration statement is not being reviewed or is no longer subject to comment, we are required to make the registration statement effective by the fourth trading day after such date. We agreed to use our commercially reasonable efforts to keep such registration statement continuously effective under the Securities Act until the date that all Registrable Securities covered by such registration statement have been sold or are otherwise able to be sold pursuant to Rule 144.
The foregoing description of the Registration Rights Agreement is a summary and is qualified in its entirety by reference to the provisions of the Registration Rights Agreement, which was included as Exhibit 10.3 to our Current Report on Form 8-K filed on September 14, 2022.
Investor Rights Agreement
On September 14, 2022, we entered into an investor rights agreement with Dong-A (the “Investor Rights Agreement”) pursuant to which, following our receipt of the Stockholder Approval and the conversion of the Series A Convertible Preferred Stock into common stock, Dong-A will have the right, subject to the terms thereof, to designate for appointment to our Board that number of directors commensurate with Dong-A’s and its affiliates’ beneficial ownership of our common stock, with the number of directors that Dong-A is entitled to designate rounded up to the nearest whole number (the “DA Designees”). Upon obtaining the Stockholder Approval, to the extent necessary to permit the designation of the DA Designees, the size of our Board shall be increased to that number of directors that would permit Dong-A to designate a number of directors to fill the vacancies created thereby that is commensurate with Dong-A’s and its affiliates’ collective beneficial ownership of the common stock outstanding at such time (taking into account any DA Designees already serving on our Board of Directors at such time). The compensation (including equity-based compensation) and rights to indemnity of, and reimbursement of expenses incurred by, the DA Designees that are members of our Board will be the same as those provided to other non-employee directors generally. When evaluating a prospective DA Designee for membership on our Board, our Board and the Nominating and Corporate Governance Committee shall apply the same review processes and standards as each of them, respectively, applies to other prospective non-employee directors generally.
In addition, the Investor Rights Agreement provides for a customary standstill for nine (9) months following our receipt of the Stockholder Approval. Furthermore, for so long as Dong-A has the right to designate any DA Designee to our Board, Dong-A will vote their shares of our common stock in favor of any Company Director (as defined in the Investor Rights Agreement) or any nominee designated by the Nominating and Corporate Governance Committee of the Board and against the removal of any Company Director, in each case, at any meeting of the stockholders.
The foregoing description of the Investor Rights Agreement is a summary and is qualified in its entirety by reference to the provisions of the Investor Rights Agreement, which was included as Exhibit 10.4 to our Current Report on Form 8-K filed on September 14, 2022.
Terms of Series A Preferred Stock
We have designated 3,700 shares of our authorized and unissued preferred stock as Series A Convertible Preferred Stock by filing the Series A Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock (the “Series A Certificate of Designation”) with the Delaware Secretary of State. Upon the closing of the Dong-A Transaction, we issued 3,700 shares of Series A Convertible Preferred Stock to Dong-A.
Each share of Series A Convertible Preferred Stock will be convertible into 3,333.33 shares of our common stock, subject to adjustment as provided in the Series A Certificate of Designation. Each share of Series A Convertible Preferred Stock will be automatically converted into shares of common stock on the day following Stockholder Approval. We will not undertake any conversion of the Series A Convertible Preferred Stock, and no stockholder will have the right to convert any portion of its Series A Convertible Preferred Stock, until after we obtain Stockholder Approval. The holder of Series A Convertible Preferred Stock may elect to exchange the Series A Convertible Preferred Stock following the nine-month anniversary of the issuance thereof for the cash value of such shares as calculated based on the volume-weighted average price per share of our common stock on the day immediately prior to the date of conversion, in lieu of delivery of shares of common stock (if the shares deliverable upon conversion would otherwise violate listing rules of the Nasdaq Stock Market).

The Series A Convertible Preferred Stock is senior to all of our other equity securities and the liquidation preference per share of Series A Convertible Preferred Stock will be the amount such holders would receive if such holders had converted the Series A Convertible Preferred Stock into shares of common stock immediately prior to such liquidation.
The Series A Convertible Preferred Stock will have no voting rights, except as required by law and except that the consent of the holders of a majority of the then outstanding Series A Convertible Preferred Stock is required to amend the terms of the Series A Certificate of Designation. The holders of the Series A Convertible Preferred Stock are entitled to receive dividends on an as-converted basis with the holders of the Company’s common stock, when, as and if such dividends are paid on our common stock. In the event of any liquidation, dissolution or winding-up of the Company, the holders of the Series A Convertible Preferred Stock will participate pari passu with the holders of our common stock, on an as-converted basis.
The foregoing description of the Series A Certificate of Designation is a summary and is qualified in its entirety by reference to the provisions of the Series A Certificate of Designation, which was included as Exhibit 3.1 to our Current Report on Form 8-K filed on November 8, 2022.
Terms of Private Offering Warrants
The Private Offering Warrants, if and when this Proposal 1 is approved, will have an initial exercise price per share equal to $3.00. Warrants to purchase 5,000,000 shares, which are substantially equivalent to the Series A Warrants issued in our underwritten public offering, will be exercisable upon Stockholder Approval and will expire on the first anniversary of Stockholder Approval and warrants to purchase 5,000,000 shares, which are substantially equivalent to the Series B Warrants issued in our underwritten public offering, will be exercisable upon Stockholder Approval and expire on the fifth anniversary of Stockholder Approval. The exercise price and number of shares of common stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our shares of common stock and the exercise price.
The Private Offering Warrants will be exercisable, at the option of the holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of common stock purchased upon such exercise (except in the case of a cashless exercise, as discussed below). A holder (together with its affiliates) may not exercise any portion of the Private Offering Warrants to the extent that the holder would own more than 4.99% (or, at the election of the holder, 9.99%) of the outstanding shares of common stock immediately after exercise. However, upon notice from the holder to us, the holder may decrease or increase the holder’s beneficial ownership limitation, which may not exceed 9.99% of the number of outstanding shares of common stock immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Private Offering Warrants, provided that any increase in the beneficial ownership limitation will not take effect until 61 days following notice to us. Dong-A elected to have the initial exercise limitation set at 9.99% of our outstanding shares of common stock. No fractional shares will be issued in connection with the exercise of Private Offering Warrant. In lieu of fractional shares, we will either pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price or round down to the next whole share.
If, at the time a holder exercises its Private Offering Warrants, a registration statement registering the issuance of the shares of common stock underlying the Private Offering Warrants under the Securities Act is not then effective or available and an exemption from registration under the Securities Act is not available for the issuance of such shares, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the common warrants.
Additionally, the Private Offering Warrants may be exercised on a “cashless” basis after the initial exercise date. In such event, the aggregate number of shares of common stock issuable in such cashless exercise shall equal the product of (x) the aggregate number of shares of common stock that would be issuable upon exercise of the Private Offering Warrants in accordance with their terms if such exercise were by means of a cash exercise rather than a cashless exercise and (y) 1.00.
Except as otherwise provided in the Private Offering Warrants or by virtue of such holder’s ownership of our shares of common stock, the holders of the Private Offering Warrants do not have the rights or privileges of holders of our shares of common stock, including any voting rights, until they exercise their warrants.

In the event of a fundamental transaction, as described in the Private Offering Warrants and generally including any reorganization, recapitalization or reclassification of our shares of common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding shares of common stock, or any person or group becoming the beneficial owner of more than 50% of the voting power represented by our outstanding shares of common stock, the holders of the warrants will be entitled to receive upon exercise of the Private Offering Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Private Offering Warrants immediately prior to such fundamental transaction. Additionally, as more fully described in the Private Offering Warrants, in the event of certain fundamental transactions, the holders of the Private Offering Warrants will be entitled to receive consideration in an amount equal to the Black-Scholes value of the Private Offering Warrants on the date of consummation of the transaction.
The Private Offering Warrants are callable by us in certain circumstances. Subject to certain exceptions, in the event that the Private Offering Warrants are outstanding, if, after the closing date, (i) the volume weighted average price of our common stock for any 20 consecutive trading days (the “Measurement Period”), which Measurement Period will commence no sooner than the date the Stockholder Approval is obtained, exceeds 300% of the exercise price (subject to adjustment for forward and reverse stock splits, recapitalizations, stock dividends and similar transactions after the initial exercise date), (ii) the average daily trading volume for such Measurement Period exceeds $500,000 per trading day, and (iii) the warrant holder is not in possession of any information that constitutes or might constitute, material non-public information which was provided by the Company, and subject to the applicable beneficial ownership limitation, then we may, within one trading day of the end of such Measurement Period, upon notice (a “Call Notice”), call for cancellation of all or any portion of the warrants for which a notice of exercise has not yet been delivered for consideration equal to $0.001 per warrant share. Any portion of a Purchaser Warrant subject to such Call Notice for which a notice of exercise shall not have been received by the date specified in the Call Notice will be canceled at 6:30 p.m. (New York City time) on the tenth trading day after the date the Call Notice is sent by the Company. Our right to call the Private Offering Warrants shall be exercised ratably among the holders based on the then outstanding warrants.
The foregoing description of the Private Offering Warrants, which would become exercisable upon approval of this Proposal 1, is a summary and is qualified in its entirety by reference to the provisions of the Private Offering Warrants, the forms of which were included as Exhibit 4.1 and 4.2 to our Current Report on Form 8-K filed on November 8, 2022.
Reasons for Seeking Stockholder Approval
Nasdaq Listing Rule 5635(a)(2)
Our common stock is listed on the Nasdaq Capital Market and, as such, it is subject to the Nasdaq Listing Rules. Nasdaq Listing Rule 5635(a)(2) requires that an issuer obtain stockholder approval prior to the issuance of common stock in certain circumstances, including in connection with the acquisition of stock or assets of another company if any director, officer or “substantial shareholder” has a 5% or greater interest directly or indirectly in the assets to be acquired or in the consideration to be paid in the transaction and the present or potential issuance of common stock, or securities convertible into or exercisable for common stock, could result in an increase in outstanding common shares or voting power of 5% or more.
As of the Record Date, Dong-A owned approximately 10.6% of our outstanding shares of common stock, making Dong-A a “substantial shareholder” of our company. If Dong-A were to receive common stock upon conversion of the Series A Convertible Preferred Stock issued for the Upfront License Payment or under the Securities Purchase Agreement or Milestone Shares, Dong-A’s holding of common stock would increase by 5% or more. Therefore, stockholder approval of the issuance of common stock underlying the Series A Convertible Preferred Stock and the Private Offering Warrants and the issuance of Milestone Shares is required.
Nasdaq Listing Rule 5635(b)
Nasdaq Listing Rule 5635(b) requires that an issuer obtain stockholder approval prior to the issuance of common stock in case there is a change of control, which for purposes of Nasdaq Listing Rule 5635(b) is generally considered to occur when an investor or investor group acquires or has the right to acquire 20% or more of a company’s outstanding common stock or voting power and such ownership or voting power would be the largest ownership position. As described above, subject to other conversion restrictions, the Series A Convertible Preferred Stock is not

convertible into shares of common stock and the Private Offering Warrants are not exercisable for shares of common stock until stockholder approval is received through the approval of this Proposal 1.
If Dong-A were to receive common stock upon conversion of the Series A Convertible Preferred Stock issued for the Upfront License Payment or under the Securities Purchase Agreement, exercise of the Private Offering Warrants or as Milestone Shares, we will issue 20% or more of the common stock outstanding, or 20% or more of the voting power and would have the largest ownership position, and therefore, we are seeking shareholder approval of the issuance of the underlying common stock.
Nasdaq Listing Rule 5635(d)
Nasdaq Listing Rule 5635(d) requires stockholder approval in connection with a transaction other than a public offering involving the sale, issuance, or potential issuance by the issuer of common stock (or securities convertible into or exercisable for common stock) equal to 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance for a price that is less than the lower of: (i) the closing price (as reflected on Nasdaq.com) immediately preceding the signing of the binding agreement; or (ii) the average closing price of the common stock (as reflected on Nasdaq.com) for the five trading days immediately preceding the signing of the binding agreement.
If Dong-A were to receive common stock upon conversion of the Series A Convertible Preferred Stock issued for the Upfront License Payment or under the Securities Purchase Agreement, or exercise of the Private Offering Warrants or as Milestone Shares, we will issue 20% or more of the common stock outstanding, or 20% or more of the voting power of our company at a lower price than the prices described above and, therefore, we are seeking shareholder approval of the issuance of the underlying common stock.
Consequences of Not Approving this Proposal
If we do not obtain stockholder approval for this Proposal 1, Dong-A will not be able convert the Series A Convertible Preferred Stock into shares of our common stock or the exercise of the Private Offering Warrants and we will not have the option to pay milestone payments under the License Agreement in Milestone Shares. As described above, if Stockholder Approval is not obtained by the nine-month anniversary of the issuance thereof, the holder of Series A Convertible Preferred Stock may elect to exchange the Series A Convertible Preferred Stock for the cash value of such shares as calculated based on the volume-weighted average price per share of our common stock on the day immediately prior to the date of conversion, in lieu of delivery of shares of common stock. Furthermore, we will not be able to elect to make payments to Dong-A when we achieve commercial and regulatory milestones in Milestone Shares and will have to make such payments in cash. Under our agreement with Dong-A, we are required to submit the proposal for conversion of the Series A Convertible Preferred Stock and exercise of the Private Offering Warrants to stockholders and, if such approval is not obtained, to hold a meeting of the Company’s stockholders every four (4) months thereafter to seek such approval until the earlier of the date such approval is obtained or the Series A Convertible Preferred Stock and the Private Offering Warrants are no longer outstanding.

Consequences of Approving the Proposal
If the Company’s stockholders approve this Proposal 1, Dong-A’s Series A Convertible Preferred Stock will be automatically converted into 12,333,333 shares of common stock. In addition, the Private Offering Warrants will be exercisable for 10,000,000 shares of common stock at an exercise price of $3.00 per share, subject to a “cashless” exercise provision pursuant to which each such Purchaser Warrant may be exercised by exchanging it for one share of our common stock. Upon the conversion of all of the shares of Series A Convertible Preferred Stock, the relative ownership interests and voting power of the current holders of common stock would be reduced, as described in the following table, based on shares of common stock outstanding as of November 8, 2022, immediately following the consummation of the Public Offering (as defined below) and assuming conversion in full of our Series B Convertible Preferred Stock issued in the Public Offering:
	Prior to Conversion of Series A Convertible Preferred Stock:		After Conversion of Series A Convertible Preferred Stock:
	Number of Shares of Common Stock Held(*)	Common Stock Ownership Interest and Voting Power(*)	Number of Shares of Common Stock Held	Common Stock Ownership Interest and Voting Power
Current Holders of Common Stock (Excluding affiliates and holders of 5% or more of the Company’s common stock)	6,340,660	96%	6,340,660	33%
Current Holders of Common Stock (Including only affiliates and holders of 5% or more of the Company’s common stock)(*)	202,013	3%	202,013	1%
Dong-A	96,020	1%	12,429,353	66%
Total	6,638,693	100%	18,972,026
(*)	Excludes (i) 3,700 shares of Series A Convertible Preferred Stock held by Dong-A, and (ii) warrants held by Dong-A to purchase 10,000,000 shares of common stock.
What control will Dong-A have over the Company if this Proposal 1 is Approved?
If this Proposal 1 is approved, Dong-A will own approximately 66% of the outstanding shares of our common stock. As a result, Dong-A will control a majority of our shares and, under the terms of the Investor Rights Agreement, will have the right to appoint a majority of the members of our Board. As such, Dong-A will control any vote of the Company’s stockholders.
Will stockholders have the ability to unwind the Dong-A Transactions if they do not approve this Proposal 1?
No, the Dong-A Transactions closed on November 8, 2022 and stockholder approval of this Proposal 1 was not a condition to the Dong-A Transactions. If we do not receive stockholder approval for this Proposal 1, the Series A Convertible Preferred Stock will not convert into common stock but this will not have the effect of unwinding the Dong-A Transactions.
Will the common stock issuable upon the conversion of the Series A Convertible Preferred Stock have preemptive rights?
No, if this Proposal 1 is approved, the additional shares of common stock issuable upon the conversion of the Series A Convertible Preferred Stock will not have preemptive rights.
Interests of Directors and Executive Officers
In considering the recommendation of the Company’s board of directors with respect to this Proposal 1, the Company’s stockholders should be aware that Mr. Hyung Heon Kim, a member of the Board, is the General Counsel and a Vice President of Dong-A. Dong-A beneficially owns as of the Record Date approximately 10.8% of the issued and outstanding shares of our outstanding common stock.

In addition, the Company’s stockholders should be aware that Ms. Na Yeon (Irene) Kim, a member of the Board, is the Chief Executive Officer of E&Investment, Inc., the general partner of The E&Healthcare Investment Fund II, The E&Healthcare Investment Fund No. 6 and The E&Healthcare Investment Fund No. 7 (the “E&H Funds”). Ms. Kim beneficially owns as of the Record Date approximately 22.6% of the issued and outstanding shares of our outstanding common stock. Ms. Kim and the E&H Funds are each considered a related party with respect to the Registration Rights Agreement.
Support Agreements
In connection with the execution of the Dong-A Agreements, we and Dong-A entered into stockholder support agreements (the “Support Agreements”) with the E&H Funds and Dr. Roy Freeman. The Support Agreements provide that, among other things, each of the stockholders has agreed to vote or cause to be voted all of the shares of Common Stock owned by such stockholder (i) in favor of Proposals 1, 3 and 4; (ii) in favor of any other matter reasonably necessary to the approval of the issuance of the common stock issued or to be issued under the License Agreement and the Securities Purchase Agreement and considered and voted upon by the stockholders of NeuroBo in connection therewith; and (iii) to approve any proposal to adjourn or postpone any such meeting to a later date, if there are not sufficient votes present or represented at such meeting to approve Proposal 1, Proposal 3 or Proposal 4. As of the Record Date, stockholders holding an aggregate of approximately 28% of our outstanding shares have entered into Support Agreements and Dong-A currently holds 10.6% of our outstanding shares and has agreed to vote in favor of Proposal 1, Proposal 3 and Proposal 4.
No Appraisal Rights
Under Delaware law, stockholders are not entitled to appraisal rights with respect to this proposal and the Company will not independently provide stockholders with any such rights.
Vote Required
Approval of Proposal 1 requires the affirmative vote of holders of a majority of shares present in person, by remote communication, if applicable, or represented by proxy at the Special Meeting and entitled to vote at the Special Meeting. Abstentions will have the same effect as votes “against” Proposal 1.
Recommendation
Unless marked otherwise, proxies received will be voted “FOR” the approval of Proposal 1.
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL 1.

PROPOSAL 2 – APPROVAL OF THE ISSUANCE OF SHARES OF OUR COMMON STOCK
UPON EXERCISE OF WARRANTS ISSUED TO INVESTORS IN OUR UNDERWRITTEN
OFFERING PURSUANT TO NASDAQ LISTING RULE 5635(D) AND NASDAQ’S
INTERPRETATION AND GUIDANCE THEREUNDER.
General
We are asking stockholders to approve the issuance of shares of our common stock upon the exercise of their Series A Warrants and Series B Warrants issued in our November 2022 underwritten public offering, which was completed on November 8, 2022, as contemplated by Nasdaq Listing Rule 5635, as described in more detail below.
On November 4, 2022, we entered into an Underwriting Agreement (the “Underwriting Agreement”) with Ladenburg Thalmann & Co. Inc. (the “Underwriter”), pursuant to which the Company issued and sold, in an underwritten public offering by the Company (the “Public Offering”), (a) 2,397,003 Class A Units (the “Class A Units”), with each Class A Unit consisting of (i) one share of common stock, (ii) one warrant to purchase one share of common stock exercisable following approval of our stockholders (each, a “Series A Warrant”) and (iii) one warrant to purchase one share of common stock exercisable following approval of the Company’s stockholders, with each Class A Unit offered to the public at an offering price of $3.00 per Class A Unit and (b) 2,602,997 Class B Units (the “Class B Units”, and collectively with the Class A Units, the “Units”), with each Class B Unit consisting of (i) one share of the Company’s Series B Convertible Preferred Stock, par value $0.001 per share (the “Series B Preferred Stock”), convertible into one share of common stock, (ii) one Series A Warrant and (iii) one Series B Warrant, with each Class B Unit offered to the public at an offering price of $3.00 per Class B Unit (the Class A Warrants and Class B Warrants issued as part of the Class A Units and the Class B Units are referred to herein as the “Public Offering Warrants”).
In addition, pursuant to the Underwriting Agreement, we granted the Underwriter a 45 day option (the “Overallotment Option”) to purchase up to (i) 750,000 additional shares of common stock and (ii) additional Warrants to purchase up to 1,500,000 additional shares of Common Stock, solely to cover over-allotments. The Overallotment Option was exercised in full on November 7, 2022.
On November 8, 2022, the Public Offering closed, and we issued and sold (i) 3,147,003 shares of common stock (which includes 750,000 shares of common stock sold pursuant to the exercise of the overallotment option), (ii) 2,602,997 shares of Series B Preferred Stock, and (iii) Public Offering Warrants to purchase 11,500,000 shares of common stock (which includes Public Offering Warrants to purchase 1,500,000 shares of common stock sold pursuant to the exercise of the Overallotment Option), pursuant to a Registration Statement on Form S-1 (File No.: 333-267482) and the Underwriting Agreement. The net proceeds to us, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us, are expected to be approximately $15.1 million.
Description of Warrants
Under Nasdaq listing rules, the Series A Warrants and the Series B Warrants are not exercisable without stockholder approval (“Warrant Stockholder Approval”). Pursuant to the terms of the Underwriting Agreement, we agreed promptly seek, after the closing of the Public Offering, stockholder approval for issuances of shares of common stock issuable upon exercise of the Series A Warrants and the Series B Warrants.
Series A Warrants
Duration and Exercise Price.
Each Series A Warrant has an initial exercise price per share equal to $3.00. The Series A Warrant will be exercisable upon the Warrant Stockholder Approval and will expire on the first anniversary of the initial exercise date. The exercise price and number of shares of common stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our shares of common stock and the exercise price. Pursuant to a warrant agency agreement between us and American Stock Transfer & Trust Company, as warrant agent, the Series A Warrants will be issued in book-entry form and shall initially be represented only by one or more global warrants deposited with the warrant agent, as custodian on behalf of the DTC, and registered in the name of Cede & Co., a nominee of DTC, or as otherwise directed by DTC.

Exercisability.
The Series A Warrants are not exercisable without the Warrant Stockholder Approval. Pursuant to the terms of the Underwriting Agreement, we agreed to seek promptly, after the closing of the Public Offering, stockholder approval for issuances of shares of common stock issuable upon exercise of the Series A Warrants and the Series B Warrants. The Series A Warrants will be exercisable, at the option of the holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of common stock purchased upon such exercise (except in the case of a cashless exercise, as discussed below). A holder (together with its affiliates) may not exercise any portion of the Series A Warrant to the extent that the holder would own more than 4.99% (or, at the election of the holder, 9.99%) of the outstanding shares of common stock immediately after exercise. However, upon notice from the holder to us, the holder may decrease or increase the holder’s beneficial ownership limitation, which may not exceed 9.99% of the number of outstanding shares of common stock immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Series A Warrants, provided that any increase in the beneficial ownership limitation will not take effect until 61 days following notice to us. Holders were able to elect, prior to the issuance of the Series A Warrants, to have the initial exercise limitation set at 9.99% of our outstanding shares of common stock. No fractional shares will be issued in connection with the exercise of a Series A Warrant. In lieu of fractional shares, we will either pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price or round down to the next whole share.
Cashless Exercise.
If, at the time a holder exercises its Series A Warrants, a registration statement registering the issuance of the shares of common stock underlying the Series A Warrants under the Securities Act is not then effective or available and an exemption from registration under the Securities Act is not available for the issuance of such shares, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the Series A Warrants.
Additionally, holders of Series A Warrants may exercise such Series A Warrants on a “cashless” basis after the initial exercise date. In such event, the aggregate number of shares of common stock issuable in such cashless exercise shall equal the product of (x) the aggregate number of shares of common stock that would be issuable upon exercise of the Series A Warrants in accordance with their terms if such exercise were by means of a cash exercise rather than a cashless exercise and (y) 1.00.
Transferability.
Subject to applicable laws, a Series A Warrant may be transferred at the option of the holder upon surrender of the Series A Warrant to us together with the appropriate instruments of transfer.
Exchange Listing.
There is no trading market available for the Series A Warrants on any securities exchange or nationally recognized trading system. The Series A Warrants are not, and we do not anticipate that we will, on any securities exchange or nationally recognized trading system.
Right as a Stockholder.
Except as otherwise provided in the Series A Warrants or by virtue of such holder’s ownership of our shares of common stock, the holders of the Series A Warrants do not have the rights or privileges of holders of our shares of common stock, including any voting rights, until they exercise their Series A Warrants, subject to the Warrant Stockholder Approval.
Fundamental Transaction.
In the event of a fundamental transaction, as described in the Series A Warrants and generally including any reorganization, recapitalization or reclassification of our shares of common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding shares of common stock, or any person or group becoming the beneficial owner of more than 50% of the voting power represented by our outstanding shares of common stock, the holders of the Series A Warrants will be entitled to receive upon exercise of the Series A Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Series A Warrants immediately prior to such fundamental transaction. Additionally, as more fully described in the Series A Warrant, in the event of certain fundamental transactions, the holders of the Series A Warrants will be entitled to receive consideration in an amount equal to the Black-Scholes value of the Series A Warrants on the date of consummation of the transaction.
Call Feature.
The Series A Warrants are callable by us in certain circumstances. Subject to certain exceptions, in the event that the Series A Warrants are outstanding, if, after the closing date, (i) the volume weighted average price of our common stock for any 20 consecutive trading days, which Measurement Period will commence no sooner than the date the Stockholder Approval is obtained, exceeds 300% of the exercise price (subject to adjustment for forward and reverse stock splits, recapitalizations, stock dividends and similar transactions after the initial exercise date), (ii) the average daily trading volume for such Measurement Period exceeds $500,000 per trading day, and (iii) the Series A Warrant holder is not in possession of any information that constitutes or might constitute, material non-public information which was provided by the Company, and subject to the applicable beneficial ownership limitation, then we may, within one trading day of the end of such Measurement Period, upon notice (a “Call Notice”), call for cancellation of all or any portion of the Series A Warrants for which a notice of exercise has not yet been delivered (a “Call”) for consideration equal to $0.001 per Series A Warrant share. Any portion of a Series A Warrant subject to such Call Notice for which a notice of exercise shall not have been received by the Call Date (as hereinafter defined) will be canceled at 6:30 p.m. (New York City time) on the tenth trading day after the date the Call Notice is sent by the Company (such date and time, the “Call Date”). Our right to call the Series A Warrants shall be exercised ratably among the holders based on the then outstanding Series A Warrants.
Series B Warrants
Each Series B Warrant offered hereby will have an initial exercise price per share equal to $3.00. The Series B Warrants will be exercisable upon the Warrant Stockholder Approval and will expire on the fifth anniversary of their initial exercise date.
The terms of the Series B Warrants are otherwise identical to those of the Series A Warrants.
The foregoing description of the Public Offering Warrants, which would become exercisable upon approval of this Proposal 2, is a summary and is qualified in its entirety by reference to the provisions of the Form of Public Offering Warrants, which were included as Exhibits 4.1 and 4.2 to our Current Report on Form 8-K filed on November 8, 2022.
Reasons for Seeking Stockholder Approval
Nasdaq Listing Rule 5635(d)
Nasdaq Listing Rule 5635(d) requires stockholder approval in connection with a transaction other than a public offering involving the sale, issuance, or potential issuance by the issuer of common stock (or securities convertible into or exercisable for common stock) equal to 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance for a price that is less than the lower of: (i) the closing price (as reflected on Nasdaq.com) immediately preceding the signing of the binding agreement; or (ii) the average closing price of the common stock (as reflected on Nasdaq.com) for the five trading days immediately preceding the signing of the binding agreement.
If the holders of Public Offering Warrants were to receive common stock upon exercise of the Public Offering Warrants, under interpretations of Nasdaq rules, the Public Offering would be considered a private offering for purposes of the Nasdaq rules and since the issuance of shares in the Public Offering would be greater than 20% or more of the common stock outstanding, or 20% or more of the voting power of our company at a lower price than the prices described above and, therefore, we are seeking stockholder approval of the issuance of the underlying common stock.
Consequences of Not Approving this Proposal
If we do not obtain the Warrant Stockholder Approval, the holders of Series A Warrants and Series B Warrants will not be able to exercise their Series A Warrants and Series B Warrants for shares of our common stock. The failure of our stockholders to approve this Proposal 2 will mean that we may incur substantial costs and expenses. In connection with the Public Offering and the issuance of Series A Warrants and Series B Warrants, we agreed to seek stockholder approval every 30 days until our stockholders approve the issuance of the shares underlying the Series A Warrants and Series B Warrants. We are required to seek such approval until such time as none of the Public Offering Warrants are outstanding which could result in us seeking such approval every 30 days. The costs and expenses associated with seeking such approval could adversely impact our ability to fund our operations and advance the clinical trials and related product development activities for our product candidates.
Consequences of Approving the Proposal
If our stockholders approve this Proposal 2, existing stockholders may suffer dilution in their ownership interests in the future as a result of the potential issuance of common stock upon exercise of the Series A Warrants and Series B Warrants. Assuming full exercise of the Series A Warrants and Series B Warrants, an aggregate of 11,500,000 additional shares of common stock will be outstanding and the ownership interest of our existing stockholders would be correspondingly reduced. The number of shares of common stock described above does not give effect to (i) the issuance of shares of common stock pursuant to other outstanding options and warrants or (ii) any other future issuances of our common stock. The sale into the public market of these shares also could materially and adversely affect the market price of our common stock.
Interests of Directors and Executive Officers
None of our directors and executive officers have substantial interests, directly or indirectly, in the matters set forth in this Proposal 2 except to the extent of their ownership of shares of our common stock and common stock underlying other convertible securities.
Support Agreements
We have entered into voting agreements with certain stockholders who hold an aggregate of approximately 38% of our outstanding shares of common stock whereby each such stockholder will agree to vote its shares in favor of the issuance of shares of common stock issuable upon exercise of the Series A Warrants and Series B Warrants and any other stockholder approvals recommended by our Board in connection with the Public Offering.
Vote Required
Approval of Proposal 2 requires the requires the affirmative vote of holders of a majority of shares present in person, by remote communication, if applicable, or represented by proxy at the Special Meeting and entitled to vote at the Special Meeting. Abstentions will have the same effect as votes “against” Proposal 2.
Recommendation
Unless marked otherwise, proxies received will be voted “FOR” the approval of Proposal 2.
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL 2.

PROPOSAL 3 – APPROVAL OF THE NEUROBO PHARMACEUTICALS, INC.
2022 EQUITY INCENTIVE PLAN
Our stockholders are being asked to approve the NeuroBo Pharmaceuticals, Inc. 2022 Equity Incentive Plan (the “2022 Plan”).
Our Board believes that it is in the best interest of us and our stockholders for the Company to be in a position to offer equity awards to executive officers, key employees, outside directors, consultants and advisors in accordance with the terms of the 2022 Plan. We have relied upon and anticipate continuing to rely upon the equity incentive program to a disproportionate degree in lieu of cash compensation to our executive officers. We intend to recruit additional employees and consultants and retain our existing employees and consultants in connection with the development of the assets licensed from Dong-A, as described above, and the equity available under the Company’s existing incentive plans is not sufficient to support the equity compensation of such consultants and employees. This provides our Board with the discretion to pay a portion of annual bonus payments in the form of equity versus cash. Our Board believes that the structure of these agreements benefits stockholders by providing additional incentive to the executives regarding value creation. The life sciences market is highly competitive, and our results are largely attributable to the talents, expertise, efforts and dedication of our employees and consultants. Our compensation program, including the granting of equity compensation, is a crucial way to attract and recruit new employees and consultants and retain existing employees and consultants, with equity compensation serving as our primary recruitment, retention and motivational tool as opposed to cash compensation.
We are often competing for highly-skilled talent with many companies that offer aggressive equity compensation to their executive and key professional positions, with many of our competitors having evergreen plans that allow automatic replenishment of the equity share pool on an annual basis. We do not currently have enough shares in the 2019 Equity Incentive Plan (the “2019 Plan”) and the 2021 Inducement Plan (the “Inducement Plan”) to assist with recruitment and retention of the necessary talent and the evergreen provision in our 2019 Plan does not provide for a sufficient annual increase of new shares to grant. We are therefore requesting stockholder approval for a larger share pool together with an evergreen provision to provide for annual increases in the share pool that will accommodate future equity awards needed to achieve our recruiting and retention goals. Our approval of the new 2022 Plan, with a greater total share pool and evergreen provision, is intended to enable us to position our pay at a competitive opportunity level, while reducing emphasis on cash compensation.
The full text of the proposed 2022 Plan is set forth on Appendix A to this proxy statement.
Requested Shares
Subject to adjustment for certain changes in our capitalization, if this Proposal 3 is approved by our stockholders, the aggregate number of shares of our common stock that may be issued under the 2022 Plan will not exceed the sum of (1) 4,910,073, (2) the number of shares of our common stock available for grant of new awards under the 2019 Plan and (3) any shares subject to outstanding stock awards under the 2019 Plan that are forfeited or otherwise returned to the share reserve. In addition, the number of shares of common stock reserved for issuance under the 2022 Plan would automatically increase on January 1 of each calendar year, starting on January 1, 2023 through January 1, 2027, to an amount equal to (i) 5% of the fully diluted number of shares of common stock outstanding on December 31 of the fiscal year before the date of each automatic increase, or (ii) a lesser number of shares determined by our Board prior to the date of the increase.
At November 8, 2022, equity awards covering an aggregate of 36,493 shares were outstanding under the 2019 Plan and the Inducement Plan.
The following table provides certain additional information regarding our equity incentive program.
As of November 11, 2022
Total number of shares of common stock subject to outstanding stock options	36,493
Weighted-average exercise price of outstanding stock options	$99.62
Weighted-average remaining term of outstanding stock options	8.7
Total number of shares of common stock available for grant under the 2019 Plan	167,748
Total number of shares of common stock available for grant under the Inducement Plan	12,778
Total number of shares of common stock outstanding	6,503,528
Per-share closing price of common stock as reported on Nasdaq Capital Market	$1.37

We are committed to using the shares available under the 2022 Plan prudently to advance the Company’s interests.
We continue to believe that equity awards such as stock options and other types of stock awards are a vital part of our overall compensation program. Our compensation philosophy reflects broad-based eligibility for equity incentive awards, and we grant awards to substantially all of our employees. However, we recognize that equity awards dilute existing stockholders, and, therefore, we must responsibly manage our use of equity compensation.
We are committed to effectively monitoring our equity compensation share reserve, including our burn rate, to ensure that we maximize stockholders’ value by granting the appropriate number of equity incentive awards necessary to attract, reward, and retain employees.
Summary of the 2022 Plan
The material features of the 2022 Plan are described below. The following description of the 2022 Plan is a summary only and is qualified in its entirety by reference to the complete text of the 2022 Plan. Stockholders are urged to read the actual text of the 2022 Plan in its entirety, which is attached to this proxy statement as Appendix A. If our stockholders approve the 2022 Plan, a registration statement on Form S-8 covering the shares in the share reserve of the 2022 Plan will be filed with the SEC.
Awards
The 2022 Plan provides for the grant of incentive stock options (“ISOs”), nonstatutory stock options (“NSOs”), stock appreciation rights, restricted stock awards, restricted stock unit awards, performance awards and other forms of awards to employees, directors and consultants, including employees and consultants of the Company’s affiliates.
Authorized Shares
Initially, the maximum number of shares of common stock that may be issued under the 2022 Plan after it becomes effective will not exceed (1) 4,910,073, (2) the number of shares of our common stock available for grant of new awards under the 2019 Plan and (3) any shares subject to outstanding stock awards under the 2019 Plan that are forfeited or otherwise returned to the share reserve. In addition, the number of shares of common stock reserved for issuance under the 2022 Plan would automatically increase on January 1 of each calendar year, starting on January 1, 2023 through January 1, 2027, to an amount equal to (i) 5% of the fully diluted number of shares of common stock outstanding on December 31 of the fiscal year before the date of each automatic increase, or (ii) a lesser number of shares determined by our Board prior to the date of the increase. The maximum number of shares of common stock that may be issued on the exercise of ISOs under the 2022 Plan is 15,000,000.
Shares subject to stock awards granted under the 2022 Plan that expire or terminate without being exercised in full or that are paid out in cash rather than in shares do not reduce the number of shares available for issuance under the 2022 Plan. If any shares of common stock issued pursuant to a stock award are forfeited back to or repurchased or reacquired by the Company (1) because of a failure to meet a contingency or condition required for the vesting of such shares; (2) to satisfy the exercise, strike or purchase price of an award; or (3) to satisfy a tax withholding obligation in connection with an award, the shares that are forfeited or repurchased or reacquired will revert to and again become available for issuance under the 2022 Plan.
Plan Administration
Our Board, or a duly authorized committee of our Board, will administer the 2022 Plan and is referred to as the “plan administrator”. Our Board has determined that the Compensation Committee will be the plan administrator. The plan administrator may also delegate to one or more of the Company’s officers the authority to: (1) designate employees (other than officers) to receive specified stock awards; and (2) determine the number of shares subject to such stock awards. Under the 2022 Plan, the plan administrator has the authority to determine award recipients, grant dates, the numbers and types of stock awards to be granted, the applicable fair market value, and the provisions of each stock award, including the period of exercisability and the vesting schedule applicable to a stock award.
Under the 2022 Plan, the plan administrator also generally has the authority to effect, with the consent of any materially adversely affected participant, (A) the reduction of the exercise, purchase, or strike price of any outstanding option or stock appreciation right; (B) the cancellation of any outstanding option or stock appreciation right and the grant in substitution therefore of other awards, cash, or other consideration; or (C) any other action that is treated as a repricing under U.S. GAAP.

Eligibility and Participation
All current and prospective eligible employees and consultants and all current non-employee directors are eligible to be granted non-qualified stock options, restricted stock awards and other stock-based awards under the 2022 Plan. As of November 8, 2022, we have six non-employee directors, one executive officer, one employee and two other consultants eligible to receive awards under the 2022 Plan. Only employees of ours and our subsidiaries are eligible to be granted incentive stock options (sometimes referred to as “ISO” or “ISOs”), under the 2022 Plan. Eligibility for awards under the 2022 Plan is determined by the plan administrator in its sole discretion.
Types of Awards
Stock Options. ISOs and NSOs are granted under stock option agreements adopted by the plan administrator. The plan administrator determines the exercise price for stock options, within the terms and conditions of the 2022 Plan; provided that the exercise price of a stock option generally cannot be less than 100% of the fair market value of common stock on the date of grant. Options granted under the 2022 Plan vest at the rate specified in the stock option agreement as determined by the plan administrator.
The plan administrator determines the term of stock options granted under the 2022 Plan, up to a maximum of 10 years. Unless the terms of an optionholder’s stock option agreement provide otherwise, if an optionholder’s service relationship with the Company or any of its affiliates ceases for any reason other than disability, death, or cause, the optionholder may generally exercise any vested options for a period of three months following the cessation of service. This period may be extended in the event that exercise of the option is prohibited by applicable securities laws. If an optionholder’s service relationship with us or any of our affiliates ceases due to death, or an optionholder dies within a certain period following cessation of service, the optionholder or a beneficiary may generally exercise any vested options for a period of 18 months following the date of death. If an optionholder’s service relationship with us or any of our affiliates ceases due to disability, the optionholder may generally exercise any vested options for a period of 12 months following the cessation of service. In the event of a termination for cause, options generally terminate upon the termination date. In no event may an option be exercised beyond the expiration of its term.
Acceptable consideration for the purchase of common stock issued upon the exercise of a stock option will be determined by the plan administrator and may include: (1) cash, check, bank draft or money order; (2) a broker-assisted cashless exercise; (3) the tender of shares of common stock previously owned by the optionholder; (4) a net exercise of the option if it is an NSO; or (5) other legal consideration approved by the plan administrator. Unless the plan administrator provides otherwise, options or stock appreciation rights generally are not transferable except by will or the laws of descent and distribution. Subject to approval of the plan administrator or a duly authorized officer, an option may be transferred pursuant to a domestic relations order, official marital settlement agreement, or other divorce or separation instrument.
Tax Limitations on ISOs. The aggregate fair market value, determined at the time of grant, of common stock with respect to ISOs that are exercisable for the first time by an award holder during any calendar year under all of our stock plans may not exceed $100,000. Options or portions thereof that exceed such limit will generally be treated as NSOs. No ISO may be granted to any person who, at the time of the grant, owns or is deemed to own stock possessing more than 10% of the Company’s total combined voting power or that of any of its parent or subsidiary corporations unless: (1) the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant; and (2) the term of the ISO does not exceed five years from the date of grant.
Restricted Stock Unit Awards. Restricted stock unit awards are granted under restricted stock unit award agreements adopted by the plan administrator. Restricted stock unit awards may be granted in consideration for any form of legal consideration that may be acceptable to our Board and permissible under applicable law. A restricted stock unit award may be settled by cash, delivery of stock, a combination of cash and stock as deemed appropriate by the plan administrator, or in any other form of consideration set forth in the restricted stock unit award agreement. Additionally, dividend equivalents may be credited in respect of shares covered by a restricted stock unit award. Except as otherwise provided in the applicable award agreement, restricted stock unit awards that have not vested will be forfeited once the participant’s continuous service ends for any reason.
Restricted Stock Awards. Restricted stock awards are granted under restricted stock award agreements adopted by the plan administrator. A restricted stock award may be awarded in consideration for cash, check, bank draft or money order, past or future services to us, or any other form of legal consideration that may be acceptable to our Board and permissible under applicable law. The plan administrator determines the terms and conditions of restricted stock awards, including vesting and forfeiture terms. If a participant’s service relationship with the Company ends for any reason, it may receive any or all of the shares of common stock held by the participant that have not vested as of the date the participant terminates service with us through a forfeiture condition or a repurchase right.
Stock Appreciation Rights. Stock appreciation rights are granted under stock appreciation right agreements adopted by the plan administrator. The plan administrator determines the purchase price or strike price for a stock appreciation right, which generally cannot be less than 100% of the fair market value of common stock on the date of grant. A stock appreciation right granted under the 2022 Plan vests at the rate specified in the stock appreciation right agreement as determined by the plan administrator. Stock appreciation rights may be settled in cash or shares of common stock or in any other form of payment as determined by our Board and specified in the stock appreciation right agreement.
The plan administrator determines the term of stock appreciation rights granted under the 2022 Plan, up to a maximum of 10 years. If a participant’s service relationship with us or any of our affiliates ceases for any reason other than cause, disability, or death, the participant may generally exercise any vested stock appreciation right for a period of three months following the cessation of service. This period may be further extended in the event that exercise of the stock appreciation right following such a termination of service is prohibited by applicable securities laws. If a participant’s service relationship with us, or any of our affiliates, ceases due to disability or death, or a participant dies within a certain period following cessation of service, the participant or a beneficiary may generally exercise any vested stock appreciation right for a period of 12 months in the event of disability and 18 months in the event of death. In the event of a termination for cause, stock appreciation rights generally terminate immediately upon the occurrence of the event giving rise to the termination of the individual for cause. In no event may a stock appreciation right be exercised beyond the expiration of its term.
Performance Awards. The 2022 Plan permits the grant of performance awards that may be settled in stock, cash or other property. Performance awards may be structured so that the stock or cash will be issued or paid only following the achievement of certain pre-established performance goals during a designated performance period. Performance awards that are settled in cash or other property are not required to be valued in whole or in part by reference to, or otherwise based on, the common stock.
The performance goals may be based on any measure of performance selected by our Board. The performance goals may be based on company-wide performance or performance of one or more business units, divisions, affiliates, or business segments, and may be either absolute or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. Unless specified otherwise by our Board at the time the performance award is granted, the Board will appropriately make adjustments in the method of calculating the attainment of performance goals as follows: (i) to exclude restructuring charges; (ii) to exclude exchange rate effects; (iii) to exclude the effects of changes to generally accepted accounting principles; (iv) to exclude the effects of any statutory adjustments to corporate tax rates; (v) to exclude the effects of items that are “unusual” in nature or occur “infrequently” as determined under U.S. GAAP; (vi) to exclude the dilutive effects of acquisitions or joint ventures; (vii) to assume that any portion of the Company’s business which is divested achieved performance objectives at targeted levels during the balance of a performance period following such divestiture; (viii) to exclude the effect of any change in the outstanding shares of common stock by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common stockholders other than regular cash dividends; (ix) to exclude the effects of stock based compensation and the award of bonuses under the Company’s bonus plans; (x) to exclude costs incurred in connection with potential acquisitions or divestitures that are required to be expensed under U.S. GAAP; and (xi) to exclude the goodwill and intangible asset impairment charges that are required to be recorded under U.S. GAAP.
Other Stock Awards. The plan administrator may grant other awards based in whole or in part by reference to common stock. The plan administrator will set the number of shares under the stock award (or cash equivalent) and all other terms and conditions of such awards.
Non-Employee Director Compensation Limit. The aggregate value of all compensation granted or paid to any non-employee director with respect to any calendar year, including awards granted and cash fees paid by the Company to such non-employee director, will not exceed $750,000 in total value or, in the event such non-employee director is first appointed or elected to the Board during such calendar year, $1,000,000 in total value.
Changes to Capital Structure
In the event there is a specified type of change in our capital structure, such as a stock split, reverse stock split, or recapitalization, appropriate adjustments will be made to: (1) the class and maximum number of shares reserved for issuance under the 2022 Plan; (2) the class and maximum number of shares by which the share reserve may increase automatically each year; (3) the class and maximum number of shares that may be issued on the exercise of ISOs; and (4) the class and number of shares and exercise price, strike price, or purchase price, if applicable, of all outstanding stock awards.
Corporate Transactions
The following applies to stock awards under the 2022 Plan in the event of a corporate transaction (as defined in the 2022 Plan), unless otherwise provided in a participant’s stock award agreement or other written agreement with us or one of our affiliates or unless otherwise expressly provided by the plan administrator at the time of grant.
In the event of a corporate transaction, any stock awards outstanding under the 2022 Plan may be assumed, continued or substituted for by any surviving or acquiring corporation (or its parent company), and any reacquisition or repurchase rights held by us with respect to the stock award may be assigned to the successor (or its parent company). If the surviving or acquiring corporation (or its parent company) does not assume, continue or substitute for such stock awards, then (i) with respect to any such stock awards that are held by participants whose continuous service has not terminated prior to the effective time of the corporate transaction, or current participants, the vesting (and exercisability, if applicable) of such stock awards will be accelerated in full to a date prior to the effective time of the corporate transaction (contingent upon the effectiveness of the corporate transaction), and such stock awards will terminate if not exercised (if applicable) at or prior to the effective time of the corporate transaction, and any reacquisition or repurchase rights held by us with respect to such stock awards will lapse (contingent upon the effectiveness of the corporate transaction), and (ii) any such stock awards that are held by persons other than current participants will terminate if not exercised (if applicable) prior to the effective time of the corporate transaction, except that any reacquisition or repurchase rights held by us with respect to such stock awards will not terminate and may continue to be exercised notwithstanding the corporate transaction.
In the event a stock award will terminate if not exercised prior to the effective time of a corporate transaction, the plan administrator may provide, in its sole discretion, that the holder of such stock award may not exercise such stock award but instead will receive a payment equal in value to the excess (if any) of (i) value of the property that Participant would have received upon the exercise of the award, over (ii) any per share exercise price payable by such holder, if applicable. In addition, any escrow, holdback, earn out or similar provisions in the definitive agreement for the corporate transaction may apply to such payment to the same extent and in the same manner as such provisions apply to the holders of common stock.
Change in Control. Awards granted under the 2022 Plan may be subject to acceleration of vesting and exercisability upon or after a change in control (as defined in the 2022 Plan) as may be provided in the applicable stock award agreement or in any other written agreement between us or any affiliate and the participant, but in the absence of such provision, no such acceleration will automatically occur.
Term
Awards under the 2022 Plan may not be made after November 9, 2032, but awards granted prior to such date may extend beyond that date.
The terms of each stock option shall be decided by the plan administrator provided that no stock options shall be exercisable more than ten years after the date such stock option is granted (or in the case of an incentive stock option granted to a 10% stockholder, no more than five years after the date such stock option is granted.)
Amendment and Termination
Subject to the rules referred to in the balance of this paragraph, our Board may, without stockholder approval, at any time amend, in whole or in part, any or all of the provisions of the 2022 Plan, or suspend or terminate it entirely, retroactively or otherwise. Except as required to comply with applicable law, no such amendment may materially reduce the rights of a participant with respect to awards previously granted without the consent of such participant.
United States Federal Income Tax Consequences
The following discussion of the principal U.S. federal income tax consequences with respect to stock options granted under the 2022 Plan is based on statutory authority and judicial and administrative interpretations as of the date of this proxy statement, which are subject to change at any time (possibly with retroactive effect) and may vary in individual circumstances. The discussion is limited to the U.S. federal income tax consequences (state, local and other tax consequences are not addressed below) to individuals who are citizens or residents of the U.S., other than those individuals who are taxed on a residence basis in a foreign country. In addition, the following discussion does not set forth any gift, estate, social security or state or local tax consequences that may be applicable.
The U.S. federal income tax law is technical and complex and the discussion below represents only a general summary. The following summary is included for general information only and does not purport to address all the tax considerations that may be relevant. Each recipient of a grant is urged to consult his or her own tax advisor as to the specific tax consequences to such grantee and the disposition of common stock.
Incentive Stock Options. The grant or exercise of an ISO generally has no income tax consequences for the optionee or us. No taxable income results to the optionee upon the grant or exercise of an ISO. However, the amount by which the fair market value of the stock acquired pursuant to the exercise of an ISO exceeds the exercise price is an adjustment item and will be considered income for purposes of alternative minimum tax.
The aggregate fair market value of common stock (determined at the time of grant) with respect to which ISOs can be exercisable for the first time by an optionee during any calendar year cannot exceed $100,000. In such case, the ISOs will be treated as a non-qualified stock option.
The sale of common stock received pursuant to the exercise of an option that satisfied all of the ISO requirements, as well as the holding period requirement described below, will result in a long-term capital gain or loss equal to the difference between the amount realized on the sale and the exercise price. To receive ISO treatment, an optionee must be an employee of the Company (or certain affiliates) at all times during the period beginning on the date of the grant of the ISO and ending on the day three months before the date of exercise, and the optionee must not dispose of the common stock purchased pursuant to the exercise of an option either (i) within two years from the date the ISO was granted, or (ii) within one year from the date of exercise of the ISO. Any gain or loss realized upon a subsequent disposition of the shares of common stock will be treated as a long-term capital gain or loss to the optionee (depending on the applicable holding period). The Company will not be entitled to a tax deduction upon such exercise of an ISO, or upon a subsequent disposition of the shares of common stock, unless such disposition occurs prior to the expiration of the holding period described above.
In general, if the optionee does not satisfy the foregoing holding periods, any gain (in an amount equal to the lesser of the fair market value of the common stock on the date of exercise (or, with respect to officers subject to Section 16(b) of the Exchange Act, the date that sale of such common stock would not create liability, referred to as Section 16(b) liability, under Section 16(b) of the Exchange Act) minus the exercise price, or the amount realized on the disposition minus the exercise price) will constitute ordinary income. In the event of such a disposition before the expiration of the holding periods described above, subject to the limitations under Code Sections 162(m) and 280G, the Company is generally entitled to a deduction at that time equal to the amount of ordinary income recognized by the optionee and any gain in excess of the amount recognized by the optionee as ordinary income would be taxed to the optionee as short-term or long-term capital gain (depending on the applicable holding period).
Non-Qualified Stock Options. In general, an optionee will realize no taxable income upon the grant of an NSO and the Company will not receive a deduction at the time of such grant unless the option has a readily ascertainable fair market value (as determined under applicable tax law) at the time of grant. Upon exercise of an NSO, an optionee generally will recognize ordinary income in an amount equal to the excess of the fair market value of the stock on the date of exercise over the exercise price. Upon a subsequent sale of the stock by the optionee, the optionee will recognize short-term or long-term capital gain or loss depending upon his or her holding period for the stock. Subject to the limitations under Code Sections 162(m) and 280G, the Company will generally be allowed a deduction equal to the amount recognized by the optionee as ordinary income.
Code Section 162(m). Compensation of persons who are “covered employees” of the Company is subject to the tax deduction limits of Section 162(m) of the Code. The exemption from Section 162(m)’s deduction limit for performance-based compensation has been repealed, effective for taxable years beginning after December 31, 2017, such that compensation paid to our covered employees in excess of $1 million will not be deductible unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017.
Parachute Payments. In the event that the payment or vesting of any award under the 2022 Plan is accelerated because of a change in ownership (as defined in Code Section 280G(b)(2)) and such payment of an award, either alone or together with any other payments made to certain participants, constitute parachute payments under Code Section 280G, then subject to certain exceptions, a portion of such payments would be nondeductible to the Company and the participant would be subject to a 20% excise tax on such portion of the payment.
Code Section 409A. Code Section 409A provides that all amounts deferred under a nonqualified deferred compensation plan are includible in a participant’s gross income to the extent such amounts are not subject to a substantial risk of forfeiture, unless certain requirements are satisfied. If the requirements are not satisfied, in addition to current income inclusion, interest at the underpayment rate plus 1% will be imposed on the participant’s underpayments that would have occurred had the deferred compensation been includible in gross income for the taxable year in which first deferred or, if later, the first taxable year in which such deferred compensation is not subject to a substantial risk of forfeiture. The amount required to be included in income is also subject to an additional 20% tax. While most awards under the 2022 Plan are anticipated to be exempt from the requirements of Code Section 409A, awards that are not exempt are intended to comply with Code Section 409A.
Securities Authorized for Issuance Under Equity Compensation Plans
The following table sets forth certain information as of December 31, 2021 concerning our equity compensation plans:
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	15,938(1)	$149.16	167,748(2)
Equity compensation plans not approved by security holders	20,555(3)	61.20	12,778(4)
Total	36,493	$99.62	189,245
(1)	Consists of outstanding Options under the 2019 Plan.
(2)	Consists of shares of common stock that may be issued pursuant to Options, SARs, restricted stock, RSUs, PSUs and Other Stock-Based Awards under the 2019 Plan.
(3)	Consists of outstanding Options under the Inducement Plan.
(4)	Consists of shares of common stock that may be issued pursuant to Options, SARs, restricted stock, RSUs, PSUs and Other Stock-Based Awards under the Inducement Plan.
New Plan Benefits
Under the 2022 Plan, the terms and number of options or other awards to be granted in the future are to be determined in the discretion of the plan administrator.
Support Agreements
In connection with the execution of the Dong-A Agreements, we and Dong-A entered into the Support Agreements with the E&H Funds and Roy Lester Freeman. Please see Proposal 1 – Support Agreements for additional details regarding the Support Agreement.
Vote Required
Approval of Proposal 3 requires the affirmative vote of holders of a majority of shares present in person, by remote communication, if applicable, or represented by proxy at the Special Meeting and entitled to vote at the Special Meeting. Abstentions will have the same effect as votes “against” Proposal 3.
Unless marked otherwise, proxies received will be voted “FOR” the approval of Proposal 3.
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL 3.

PROPOSAL 4

ADJOURNMENT OF SPECIAL MEETING
The Proposal
The Board has approved the submission to the stockholders of a proposal to approve one or more adjournments of the Special Meeting in the event that there is not a sufficient number of votes at the Special Meeting to approve Proposal 1, Proposal 2 or Proposal 3. In order to permit proxies that have been timely received to be voted for such adjournments, we are submitting this proposal as a separate matter for your consideration. If it is necessary to adjourn the Special Meeting, the adjournment is for a period of less than 30 days and the record date remains unchanged, no notice of the time and place of the reconvened meeting will be given to stockholders, other than an announcement made at the Special Meeting.
Vote Required
Approval of Proposal 4 requires the affirmative vote of holders of a majority of shares present in person, by remote communication, if applicable, or represented by proxy at the Special Meeting and entitled to vote at the Special Meeting. Abstentions will have the same effect as votes “against” Proposal 4.
Unless marked otherwise, proxies received will be voted “FOR” the approval of Proposal 4.
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL 4.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information regarding beneficial ownership of our common stock, as of the Record Date by:
•	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our common stock;
•	each of our named executive officers; and
•	all of our current executive officers and directors as a group.
The table lists applicable percentage ownership based on 888,693 shares of common stock outstanding as of the Record Date. In addition, the rules include shares of our common stock issuable pursuant to the exercise of stock options and warrants that are either immediately exercisable or exercisable within 60 days of the Record Date. These shares are deemed to be outstanding and beneficially owned by the person holding those options for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person.
We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws. Except as otherwise noted below, the address for each person or entity listed in the table is c/o NeuroBo Pharmaceuticals, Inc., 200 Berkeley Street, 19th Floor, Boston, Massachusetts, 02116.
	SHARES BENEFICIALLY OWNED
NAME OF BENEFICIAL OWNER	NUMBER	PERCENT
Greater than 5% stockholders
Dong-A ST Co., Ltd.(1)	96,020	10.6%
E&Investment, Inc.(2)	200,554	22.6%
Roy Lester Freeman(3)	48,538	5.5%

Directors and Named Executive Officers
Andrew Koven, Chair of the Board of Directors(4)	833	*
Na Yeon (Irene) Kim, Director(2)(5)	203,957	23.0%
Jason Groves, Director(6)	1,944	*
Michael Salsbury, Director(7)	1,944	*
Hyung Heon Kim, Director	—	—
Richard Kang, Director	—	—
D. Gordon Strickland, Director(8)	407	*
Gil Price, M.D., President and Chief Executive Officer(9)	8,888	1.0%
All current executive officers and directors as a group (8 persons)	218,940	24.5%
*	Represents beneficial ownership of less than one percent.
(1)
Based solely on the Company's review of a filing made on a Schedule 13D on September 23, 2022 with the SEC. Dong-A ST Co., Ltd. is a South Korean corporation. The address of Dong-A ST Co., Ltd. Is 64, Cheonho-daero, Dongdaemun-gu, Seoul, Republic of Korea.

(2)
Based solely on the Company’s review of a filing made on an amendment to Schedule 13D on August 5, 2022 with the SEC. The amendment to the Schedule 13D was filed by The E&Healthcare Investment Fund II (“Fund II”), The E&Healthcare Investment Fund No. 6 (“Fund 6”), The E&Healthcare Investment Fund No. 7 (“Fund 7”), E&Investment, Inc. (“GP”), and Na Yeon Kim. Fund II beneficially owns 96,351 shares of common stock, Fund 6 beneficially owns 37,373 shares of common stock, Fund 7 beneficially owns 62,159 shares of common stock and GP, as the general partner of each of Fund II, Fund 6 and Fund 7, may be deemed to beneficially own 202,387 shares of common stock. Ms. Kim has been granted stock options to purchase up to 2,666 shares of common stock in respect of her service on the Board, of which 1,833 are exercisable within 60 days of the Record Date. Ms. Kim, as the Chief Executive Officer of GP, may be deemed to hold shared voting and dispositive power over a total of 203,846 shares of common stock. The business address of Ms. Kim and the address of the principal office of the person and entities noted in this footnote is 16th floor, Yeoksam I-Tower, 326, Teheran-ro, Gangnam-gu, Seoul, Republic of Korea 06211.

(3)	Represents shares held by Roy Lester Freeman. The address of Mr. Freeman is 200 Berkeley Street, 19th Floor, Boston, Massachusetts, 02116.

(4)	Includes 833 shares of common stock issuable upon the exercise of stock options.
(5)	Includes 202,013 shares of common stock and 1,944 shares of common stock issuable upon the exercise of stock options.
(6)	Includes 1,944 shares of common stock issuable upon the exercise of stock options.
(7)	Includes 1,944 shares of common stock issuable upon the exercise of stock options.
(8)	Includes 407 shares of common stock issuable upon the exercise of stock options.
(9)	Includes 8,888 shares of common stock issuable upon the exercise of stock options.

EXECUTIVE COMPENSATION
Executive Officer Compensation
The following tables and accompanying narrative disclosure discuss the compensation awarded to, earned by, or paid to:
•	Dr. Gil Price, our President and Chief Executive Officer
•	Dr. Richard Kang, our former President, Chief Executive Officer, Interim Chief Financial Officer, Secretary and Treasurer; and
•	Mr. Akash Bakshi, our former Chief Operating Officer.
We refer to these three executive officers as the “named executive officers.”
Summary Compensation Table for 2021 and 2020
The following table presents summary information regarding the total compensation for services rendered in all capacities that was earned by our named executive officers during the fiscal years ended December 31, 2021 and 2020.
NAME AND PRINCIPAL POSITION	YEAR	SALARY ($)(4)	BONUS ($)	OPTION AWARDS ($)(1)	ALL OTHER COMPENSATION ($)	TOTAL ($)
Gil Price(2) President, and Chief Executive Officer	2021	66,154	—	854,122	—	920,276
	2020	—	—	—	—	—
Richard Kang(3) Former President and Chief Executive Officer	2021	260,769	130,680	—	160,000	551,449
	2020	302,308	125,000	—	—	427,308
Akash Bakshi(4) Former Chief Operating Officer	2021	250,000	—	—	125,000	375,000
	2020	—	—	—	—	—
(1)
Reflects the aggregate grant date fair value of options granted during the fiscal year ended December 31, 2021, as computed in accordance with ASC 718. The assumptions we used in valuing options are described in Note 8 to our audited financial statements included in our Annual Report on Form 10-K.

(2)	Dr. Price was appointed as our President and Chief Executive Officer effective November 15, 2021.
(3)
Dr. Kang resigned as the Company’s President and Chief Executive Officer effective November 15, 2021. All other compensation for Dr. Kang includes a severance payment of $150,000 and $10,000 of consulting fees.

(4)
Mr. Bakshi was appointed as our Chief Operating Officer, effective December 31, 2020 upon the Company’s completion of its acquisition of ANA Therapeutics. Mr. Bakshi received no compensation from the Company during the fiscal year ended December 31, 2020. On December 31, 2021, Mr. Bakshi resigned from the Company. All other compensation for Mr. Bakshi includes a severance payment.

Narrative Disclosure to Summary Compensation Table
Agreements with Our Named Executive Officers
We have entered into written agreements with each of our named executive officers.
Dr. Gil Price
On November 3, 2021, the Company and Dr. Price entered into an employment agreement (the “Price Employment Agreement”). The Price Employment Agreement has an initial term (the “Initial Term”) of one year beginning on November 3, 2021 and automatically renews for an additional one year period at the end of the Initial Term (a “Renewal Term”) provided that at least 60 days prior to the expiration of the Initial Term or any Renewal Term the Board does not notify Dr. Price of its intention not to renew.
The Employment Agreement entitles Dr. Price to an annual base salary of $400,000, reviewed annually. Dr. Price is also eligible for annual incentive compensation targeted at 50% of his base salary. Pursuant to the terms of the Price Employment Agreement, and as approved by the independent members of the Board on November 3, 2021, Dr. Price was granted, effective as of Dr. Price’s first day of full-time employment with the Company (the “Grant Date”), a non-qualified stock option “inducement award” to purchase 616,666 shares of the Company’s Common Stock pursuant to the terms of a stock option award agreement (the “New Hire Option”) under the Inducement Plan as an inducement material to Dr. Price becoming an employee of the Company in accordance with Nasdaq Listing Rule 5635(c)(4). The New Hire Option has a ten-year term and vests as to 266,666 of the shares underlying the stock option on the first anniversary of the Grant Date and as to the remaining 350,000 of the shares on the second anniversary of the Grant Date. The New Hire Option granted to Dr. Price has an exercise price per share equal to the closing price of the Company’s Common Stock on the Grant Date.
In the event of Dr. Price’s death during the employment period or a termination due to disability, Dr. Price or his beneficiaries or legal representatives shall be provided any annual base salary earned, but unpaid, for services rendered to the Company on or prior to the date on which the employment period ends, unreimbursed expenses and certain other benefits provided for in the Employment Agreements (the “Unconditional Entitlements”). In the event of termination for cause by the Company or the termination of employment as a result of resignation without good reason, Dr. Price shall be provided the Unconditional Entitlements.
In the event of a resignation by Dr. Price for good reason, the exercise by the Company of its right to terminate such officer other than for cause, death or disability or the Company’s election not to extend the employment period upon expiration of the Initial Term or any renewal term (not within twelve months following or three months prior to the effective date of a Change in Control), Dr. Price will receive the Unconditional Entitlements and, subject to him signing and delivering to the Company and not revoking a general release of claims in favor of the Company and certain related parties, the Company shall provide Dr. Price a severance amount equal to $100,000.
In the event of a resignation by Dr. Price for good reason, the exercise by the Company of its right to terminate such officer other than for cause, death or disability, in each case, within twelve months following or three months prior to the effective date of a Change in Control, Dr. Price will receive (i) the Unconditional Entitlements and (ii) 1.0 times the sum of his annual base salary and target cash bonus.
Dr. Richard Kang
On February 11, 2020, we entered into an Employment Agreement with Dr. Kang, our former President and Chief Executive Officer, which was given retroactive effect to January 1, 2020 (the “Kang Employment Agreement”). The Kang Employment Agreement provided for the at-will employment of Dr. Kang as our President and Chief Executive Officer, at a base salary of $300,000 per year. Dr. Kang was also eligible to receive annual bonus compensation with an annual target bonus opportunity of 50% of his base salary, starting with the 2020 fiscal year. Dr. Kang was also eligible to receive an annual stock option grant and to participate in our employee benefit plans that are in effect for similarly-situated employees.
On November 3, 2021, Dr. Kang resigned from his position as President and Chief Executive Officer. In connection with Dr. Kang’s departure, the Company and Dr. Kang entered into a Separation Agreement effective as of November 3, 2021 (the “Separation Agreement”). Pursuant to the Separation Agreement, in exchange for granting and not revoking a customary release agreement after the Separation Date, Dr. Kang will be entitled to receive (i) severance pay in an amount equal to $150,000, payable in substantially equal installments in accordance with the Company’s payroll practice over four months, provided that Dr. Kang has not breached any of his continuing obligations, (ii) an amount equal to $130,680 as the prorated amount of his annual bonus for 2021, and (iii) reimbursement of COBRA premiums for health benefit coverage for up to twelve months, in an amount equal to the monthly employer contribution that the Company would have made to provide health insurance to Dr. Kang had he remained employed with the Company. In addition, in exchange for granting and not revoking a customary release agreement after the Separation Date, the Company will enter into a consulting agreement with Dr. Kang pursuant to which Dr. Kang will provide consulting services to the Company for a period of one year following the effective date of such consulting agreement, during which period Dr. Kang will be entitled to receive $10,000 per month as compensation for such services.
Mr. Akash Bakshi
On December 31, 2020, we entered into an Employment Agreement with Mr. Bakshi (the “Bakshi Employment Agreement”), our former Senior Vice President and Chief Executive Officer. The Bakshi Employment Agreement provided for at-will employment of Mr. Bakshi as our Senior Vice President and Chief Operating Officer at a base salary of $250,000 per year. Mr. Bakshi was also eligible to receive an annual bonus compensation with an annual target bonus opportunity of 40% of his base salary, starting with the 2021 fiscal year.

On August 13, 2021, we entered into a Release Agreement (the “Bakshi Release Agreement”) with Mr. Bakshi, pursuant to which, we and Mr. Bakshi agreed that Mr. Bakshi’s employment with the Company will terminate as of December 31, 2021 or such earlier date as determined by the Company (the “Resignation Date”). Mr. Bakshi’s employment was terminated on December 31, 2021. Under the Bakshi Release Agreement, subject to non-revocation of a general release and waiver of claims in favor of the Company, the Company has agreed to pay Mr. Bakshi a total of $125,000 less required deductions and withholdings, paid in approximately equal monthly installments during the six-month period commencing within 30 days after the Resignation Date.
Outstanding Equity Awards at Fiscal Year-End 2021
The following table sets forth information regarding outstanding stock options held by our named executive officers as of December 31, 2021:
NAME	GRANT DATE	VESTING COMMENCEMENT DATE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS EXERCISABLE (#)	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS UNEXERCISABLE (#)*	OPTION EXERCISE PRICE ($)*	OPTION EXPIRATION DATE
Dr. Gil Price	November 3, 2021(1)	November 3, 2021	—	20,555(2)	61.20	November 3, 2031
Dr. Richard Kang	—	—	—	—	—	—
Akash Bakshi	—	—	—	—	—	—
*	The number of shares and exercise price in the table above reflect the effect of the 30-for-1 reverse stock split of the common stock, which was effected on September 12, 2022.
(1)	All of the outstanding stock option awards were granted under the NeuroBo 2021 Inducement Plan.
(2)	Subject to continued service: 8,888 shares vest on the first anniversary of the vesting commencement date, and 11,667 shares vest on the second anniversary of the vesting commencement date.

STOCKHOLDER PROPOSALS
Stockholder Proposals to be Presented at Next Annual Meeting
Requirements for Stockholder Proposals to be Brought Before an Annual Meeting. Our Second Amended and Restated Bylaws provide that for stockholder nominations to our Board or other proposals to be considered at an annual meeting, the stockholder must give timely notice thereof in writing to the Secretary at NeuroBo Pharmaceuticals, Inc., 200 Berkeley Street, 19th Floor, Boston, Massachusetts, 02116.
All proposals of stockholders that are intended to be presented by such stockholder at an annual meeting of stockholders must be in writing and notice must be delivered to the Secretary at our principal executive offices not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting, except in the case that the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 30 days after the anniversary of the preceding year’s annual meeting, notice by the stockholder to be timely must be so received not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made.
To be timely for our company’s 2023 Annual Meeting of Stockholders, a stockholder’s notice must be delivered to or mailed and received by our Secretary at our principal executive offices not earlier than the close of business on February 9, 2023 and not later than the close of business on March 12, 2023. A stockholder’s notice to the Secretary must set forth as to each matter the stockholder proposes to bring before the annual meeting the information required by applicable law and our Second Amended and Restated Bylaws. In no event will the public announcement of an adjournment or a postponement of our annual meeting commence a new time period for the giving of a stockholder’s notice as provided above.
Stockholders are also advised to review our Second Amended and Restated Bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations.
Requirements for Stockholder Proposals to be Considered for Inclusion in our Proxy Materials. Stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act and intended to be presented at our 2023 annual meeting of stockholders must be received by us not later than January 18, 2023 in order to be considered for inclusion in our proxy materials for that meeting. A stockholder’s notice to the Secretary must set forth as to each matter the stockholder proposes to bring before the annual meeting the information required by applicable law and our Second Amended and Restated Bylaws.
Requirements for Stockholder Director Nominees to be Included under the Universal Proxy Rules. To comply with the universal proxy rule, stockholders who intend to solicit proxies in support of director nominees other than the company’s nominees for our 2023 annual meeting of stockholders must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act during the time period set forth above.
HOUSEHOLDING
“Householding”—Stockholders Sharing the Same Address
The SEC has adopted rules that permit companies and intermediaries (such as brokers) to implement a delivery procedure called “householding.” Under this procedure, multiple stockholders who reside at the same address may receive a single copy of our proxy materials unless the affected stockholder has provided other instructions. This procedure reduces printing costs and postage fees, and helps protect the environment as well.
We expect that a number of brokers with account holders who are our stockholders will be “householding” our proxy materials. A single set of proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from one or more of the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. Stockholders may revoke their consent at any time by contacting your broker.
Upon written or oral request, we will undertake to promptly deliver a separate copy of the proxy materials to any stockholder at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of the proxy materials now or in the future, you may write to NeuroBo Pharmaceuticals, Inc., 200 Berkeley Street, 19th Floor, Boston, Massachusetts, 02116, Attention: Adam Perlish or via email at info@neurobopharma.com, or call at (857) 702-9600.
Any stockholders who share the same address and currently receive multiple copies of our proxy materials who wish to receive only one copy in the future can contact their bank, broker or other holder of record to request information about “householding” or our Director of Finance at the address or telephone number listed above.
OTHER MATTERS
Our Board of Directors does not know of any other matters to be brought before the Special Meeting. If any other matters not mentioned in this proxy statement are properly brought before the Special Meeting, the individuals named in the enclosed proxy intend to use their discretionary voting authority under the proxy to vote the proxy in accordance with their best judgment on those matters.

INCORPORATION BY REFERENCE; WHERE YOU CAN FIND ADDITIONAL INFORMATION
The SEC allows the Company to “incorporate by reference” certain information the Company files with it, which means that the Company can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this Proxy Statement, and information that the Company files later with the SEC will automatically update and supersede previously filed information, including information contained in this document. We are incorporating by reference the following, which include further information concerning the transactions described in Proposal 1 and Proposal 2:
•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on March 31, 2022;
•	our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2022 (filed with the SEC on May 13, 2022);
•	our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2022 (filed with the SEC on August 12, 2022);
•	our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2022 (filed with the SEC on November 14, 2022);
•
our Current Reports on Form 8-K filed with the SEC on January 28, 2022, September 12, 2022, September 14, 2022, September 29, 2022, October 24, 2022, November 4, 2022 and November 8, 2022 excluding any information deemed “furnished” and not “filed” pursuant to Item 2.02 or 7.01 of Form 8-K and exhibits filed on such form that are related to such item; and

•	the description of our Common Stock contained in our registration statement on Form 8-A filed on June 20, 2016, including any amendments or reports filed for the purpose of updating such description.
Any person, including any beneficial owner, to whom this Proxy Statement is delivered may request copies of reports, proxy statements or other information concerning the Company (including the documents incorporated by reference herein) without charge within one business day of receipt of such request, by written or oral request directed to our Corporate Secretary at NeuroBo Pharmaceuticals, Inc., 200 Berkeley Street, Office 19th Floor, Boston, Massachusetts 02116 or by telephone at (857) 702-9600. A request for copies of reports, proxy statements or other information concerning the Company (including the documents incorporated by reference herein) must set forth a good-faith representation that the requesting party was either a holder of record or a beneficial owner of our common stock on November 3, 2022.
The Company files reports, proxy statements and other information with the SEC as required by the Exchange Act. You can review the Company’s electronically filed reports, proxy and information statements on the SEC’s web site at http://www.sec.gov or on the Company’s web site at https://www.neurobopharma.com/. Information included on the Company’s web site is not a part of this proxy statement.
You should rely only on the information contained in this proxy statement or on information to which the Company has referred you. The Company has not authorized anyone else to provide you with any information.

Appendix A
NEUROBO PHARMACEUTICALS, INC.
2022 EQUITY INCENTIVE PLAN
ADOPTED BY THE BOARD OF DIRECTORS: November 8, 2022
APPROVED BY THE STOCKHOLDERS: December [•], 2022
1. GENERAL.
(a) Successor to and Continuation of Prior Plan. The Plan is the successor to and continuation of the Prior Plan. As of the Effective Date, (i) no additional awards may be granted under the Prior Plan; (ii) the Prior Plan’s Available Reserve plus any Returning Shares will become available for issuance pursuant to Awards granted under this Plan; and (iii) all outstanding awards granted under the Prior Plan will remain subject to the terms of the Prior Plan (except to the extent such outstanding awards result in Returning Shares that become available for issuance pursuant to Awards granted under this Plan). All Awards granted under this Plan will be subject to the terms of this Plan.
(b) Plan Purpose. The Company, by means of the Plan, seeks to secure and retain the services of Employees, Directors and Consultants, to provide incentives for such persons to exert maximum efforts for the success of the Company and any Affiliate and to provide a means by which such persons may be given an opportunity to benefit from increases in value of the Common Stock through the granting of Awards.
(c) Available Awards. The Plan provides for the grant of the following Awards: (i) Incentive Stock Options; (ii) Nonstatutory Stock Options; (iii) SARs; (iv) Restricted Stock Awards; (v) RSU Awards; (vi) Performance Awards; and (vii) Other Awards.
(d) Adoption Date; Effective Date. The Plan will come into existence on the Adoption Date, but no Award may be granted prior to the Effective Date.
2. SHARES SUBJECT TO THE PLAN.
(a) Share Reserve. Subject to adjustment in accordance with Section 2(c) and any adjustments as necessary to implement any Capitalization Adjustments, the aggregate number of shares of Common Stock that may be issued pursuant to Awards will not exceed the sum of (i) 4,910,073 shares, plus (ii) the Prior Plan’s Available Reserve, plus (iii) the number of Returning Shares, if any, as such shares become available from time to time. In addition, subject to any adjustments as necessary to implement any Capitalization Adjustments, such aggregate number of shares of Common Stock will automatically increase on January 1st of each year for a period of five years commencing on January 1, 2023 and ending on (and including) January 1, 2027, to an amount equal to 5% of the Fully Diluted Shares as of the last day of the preceding calendar year; provided, however that the Board may act prior to the effective date of any such annual increase to provide that the increase for such year will be a lesser number of shares of Common Stock.
(b) Aggregate Incentive Stock Option Limit. Notwithstanding anything to the contrary in Section 2(a) and subject to any adjustments as necessary to implement any Capitalization Adjustments, the aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options is 15,000,000 shares.
(c) Share Reserve Operation.
(i) Limit Applies to Common Stock Issued Pursuant to Awards. For clarity, the Share Reserve is a limit on the number of shares of Common Stock that may be issued pursuant to Awards and does not limit the granting of Awards, except that the Company will keep available at all times the number of shares of Common Stock reasonably required to satisfy its obligations to issue shares pursuant to such Awards. Shares may be issued in connection with a merger or acquisition as permitted by, as applicable, Nasdaq Listing Rule 5635(c), NYSE Listed Company Manual Section 303A.08, NYSE American Company Guide Section 711 or other applicable rule, and such issuance will not reduce the number of shares available for issuance under the Plan.
(ii) Actions that Do Not Constitute Issuance of Common Stock and Do Not Reduce Share Reserve. The following actions do not result in an issuance of shares under the Plan and accordingly do not reduce the number of shares subject to the Share Reserve and available for issuance under the Plan: (1) the expiration or termination of any portion of an Award without the shares covered by such portion of the Award having been issued; (2) the settlement of any portion of an Award in cash (i.e., the Participant receives cash rather than Common Stock); (3) the withholding of shares that would otherwise be issued by the Company to satisfy the exercise, strike or purchase price of an Award; or (4) the withholding of shares that would otherwise be issued by the Company to satisfy a tax withholding obligation in connection with an Award.
(iii) Reversion of Previously Issued Shares of Common Stock to Share Reserve. The following shares of Common Stock previously issued pursuant to an Award and accordingly initially deducted from the Share Reserve will be added back to the Share Reserve and again become available for issuance under the Plan: (1) any shares that are forfeited back to or repurchased by the Company because of a failure to meet a contingency or condition required for the vesting of such shares; (2) any shares that are reacquired by the Company to satisfy the exercise, strike or purchase price of an Award; and (3) any shares that are reacquired by the Company to satisfy a tax withholding obligation in connection with an Award.
3. ELIGIBILITY AND LIMITATIONS.
(a) Eligible Award Recipients. Subject to the terms of the Plan, Employees, Directors and Consultants are eligible to receive Awards.
(b) Specific Award Limitations.
(i) Limitations on Incentive Stock Option Recipients. Incentive Stock Options may be granted only to Employees of the Company or a “parent corporation” or “subsidiary corporation” thereof (as such terms are defined in Sections 424(e) and (f) of the Code).
(ii) Incentive Stock Option $100,000 Limitation. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and any Affiliates) exceeds $100,000 (or such other limit established in the Code) or otherwise does not comply with the rules governing Incentive Stock Options, the Options or portions thereof that exceed such limit (according to the order in which they were granted) or otherwise do not comply with such rules will be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of the applicable Option Agreement(s).
(iii) Limitations on Incentive Stock Options Granted to Ten Percent Stockholders. A Ten Percent Stockholder may not be granted an Incentive Stock Option unless (i) the exercise price of such Option is at least 110% of the Fair Market Value on the date of grant of such Option and (ii) the Option is not exercisable after the expiration of five years from the date of grant of such Option.
(iv) Limitations on Nonstatutory Stock Options and SARs. Nonstatutory Stock Options and SARs may not be granted to Employees, Directors and Consultants who are providing Continuous Service only to any “parent” of the Company (as such term is defined in Rule 405) unless the stock underlying such Awards is treated as “service recipient stock” under Section 409A because the Awards are granted pursuant to a corporate transaction (such as a spin off transaction) or unless such Awards otherwise comply with the distribution requirements of Section 409A.
(c) Aggregate Incentive Stock Option Limit. The aggregate maximum number of shares of the Common Stock that may be issued pursuant to the exercise of Incentive Stock Options is the number of shares specified in Section 2(b).
(d) Non-Employee Director Compensation Limit. The aggregate value of all compensation granted or paid, as applicable, to any individual for service as a Non-Employee Director with respect to any calendar year, including Awards granted and cash fees paid by the Company to such Non-Employee Director, will not exceed (i) $750,000 in total value or (ii) in the event such Non-Employee Director is first appointed or elected to the Board during such calendar year, $1,000,000 in total value, in each case calculating the value of any equity awards based on the grant date fair value of such equity awards for financial reporting purposes. The limitations in this Section 3(d) shall apply beginning with the first calendar year that commences following the Effective Date.

4. OPTIONS AND STOCK APPRECIATION RIGHTS.
Each Option and SAR will have such terms and conditions as determined by the Board. Each Option will be designated in writing as an Incentive Stock Option or Nonstatutory Stock Option at the time of grant; provided, however, that if an Option is not so designated, then such Option will be a Nonstatutory Stock Option. The shares purchased upon exercise of each type of Option will be accounted for separately. Each SAR will be denominated in shares of the Common Stock equivalents. The terms and conditions of separate Options and SARs need not be identical; provided, however, that each Option Agreement and SAR Agreement will conform (through incorporation of provisions hereof by reference in the Award Agreement or otherwise) to the substance of each of the following provisions:
(a) Term. Subject to Section 3(b) regarding Incentive Stock Options granted to Ten Percent Stockholders, no Option or SAR will be exercisable after the expiration of ten years from the date of grant of such Award or such shorter period specified in the Award Agreement.
(b) Exercise or Strike Price. Subject to Section 3(b) regarding Ten Percent Stockholders, the exercise or strike price of each Option or SAR will not be less than 100% of the Fair Market Value on the date of grant of such Award. Notwithstanding the foregoing, an Option or SAR may be granted with an exercise or strike price lower than 100% of the Fair Market Value on the date of grant of such Award if such Award is granted pursuant to an assumption of or substitution for another option or stock appreciation right pursuant to a Corporate Transaction and in a manner consistent with the provisions of Sections 409A and, if applicable, 424(a) of the Code.
(c) Exercise Procedure and Payment of Exercise Price for Options. In order to exercise an Option, the Participant must provide notice of exercise to the Plan Administrator in accordance with the procedures specified in the Option Agreement or otherwise provided by the Company. The Board has the authority to grant Options that do not permit all of the following methods of payment (or otherwise restrict the ability to use certain methods) and to grant Options that require the consent of the Company to utilize a particular method of payment. The exercise price of an Option may be paid, to the extent permitted by Applicable Law and as determined by the Board, by one or more of the following methods of payment to the extent set forth in the Option Agreement:
(i) by cash or check, wire, bank draft or money order (or an electronic equivalent thereof) payable to the Company;
(ii) pursuant to a “cashless exercise” program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of the Common Stock subject to the Option, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the exercise price to the Company from the sales proceeds;
(iii) by delivery to the Company (either by actual delivery or attestation) of shares of Common Stock that are already owned by the Participant free and clear of any liens, claims, encumbrances or security interests, with a Fair Market Value on the date of exercise that does not exceed the exercise price, provided that (1) at the time of exercise the Common Stock is publicly traded, (2) any remaining balance of the exercise price not satisfied by such delivery is paid by the Participant in cash or other permitted form of payment, (3) such delivery would not violate any Applicable Law or agreement restricting the redemption of the Common Stock, (4) any certificated shares are endorsed or accompanied by an executed assignment separate from certificate, and (5) such shares have been held by the Participant for any minimum period necessary to avoid adverse accounting treatment as a result of such delivery;
(iv) by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value on the date of exercise that does not exceed the exercise price, provided that (1) such shares used to pay the exercise price will not be exercisable thereafter and (2) any remaining balance of the exercise price not satisfied by such net exercise is paid by the Participant in cash or other permitted form of payment; or
(v) in any other form of consideration that may be acceptable to the Board and permissible under Applicable Law.
(d) Exercise Procedure and Payment of Appreciation Distribution for SARs. In order to exercise any SAR, the Participant must provide notice of exercise to the Plan Administrator in accordance with the SAR

Agreement. The appreciation distribution payable to a Participant upon the exercise of a SAR will not be greater than an amount equal to the excess of (i) the aggregate Fair Market Value on the date of exercise of a number of shares of the Common Stock equal to the number of the Common Stock equivalents that are vested and being exercised under such SAR, over (ii) the strike price of such SAR. Such appreciation distribution may be paid to the Participant in the form of the Common Stock or cash (or any combination of the Common Stock and cash) or in any other form of payment, as determined by the Board and specified in the SAR Agreement.
(e) Transferability. Options and SARs may not be transferred to third party financial institutions for value. The Board may impose such additional limitations on the transferability of an Option or SAR as it determines. In the absence of any such determination by the Board, the following restrictions on the transferability of Options and SARs will apply, provided that except as explicitly provided herein, neither an Option nor a SAR may be transferred for consideration and provided, further, that if an Option is an Incentive Stock Option, such Option may be deemed to be a Nonstatutory Stock Option as a result of such transfer:
(i) Restrictions on Transfer. An Option or SAR will not be transferable, except by will or by the laws of descent and distribution, and will be exercisable during the lifetime of the Participant only by the Participant; provided, however, that the Board may permit transfer of an Option or SAR in a manner that is not prohibited by applicable tax and securities laws upon the Participant’s request, including to a trust if the Participant is considered to be the sole beneficial owner of such trust (as determined under Section 671 of the Code and applicable state law) while such Option or SAR is held in such trust, provided that the Participant and the trustee enter into a transfer and other agreements required by the Company.
(ii) Domestic Relations Orders. Notwithstanding the foregoing, subject to the execution of transfer documentation in a format acceptable to the Company and subject to the approval of the Board or a duly authorized Officer, an Option or SAR may be transferred pursuant to a domestic relations order.
(f) Vesting. The Board may impose such restrictions on or conditions to the vesting and/or exercisability of an Option or SAR as determined by the Board. Except as otherwise provided in the Award Agreement or other written agreement between a Participant and the Company or an Affiliate, vesting of Options and SARs will cease upon termination of the Participant’s Continuous Service.
(g) Termination of Continuous Service for Cause. Except as explicitly otherwise provided in the Award Agreement or other written agreement between a Participant and the Company or an Affiliate, if a Participant’s Continuous Service is terminated for Cause, the Participant’s Options and SARs will terminate and be forfeited immediately upon such termination of Continuous Service, and the Participant will be prohibited from exercising any portion (including any vested portion) of such Awards on and after the date of such termination of Continuous Service and the Participant will have no further right, title or interest in such forfeited Award, the shares of Common Stock subject to the forfeited Award, or any consideration in respect of the forfeited Award.
(h) Post-Termination Exercise Period Following Termination of Continuous Service for Reasons Other than Cause. Subject to Section 4(i), if a Participant’s Continuous Service terminates for any reason other than for Cause, the Participant may exercise their Option or SAR to the extent vested, but only within the following period of time or, if applicable, such other period of time provided in the Award Agreement or other written agreement between a Participant and the Company or an Affiliate; provided, however, that in no event may such Award be exercised after the expiration of its maximum term (as set forth in Section 4(a)):
(i) three months following the date of such termination if such termination is a termination without Cause (other than any termination due to the Participant’s Disability or death);
(ii) 12 months following the date of such termination if such termination is due to the Participant’s Disability;
(iii) 18 months following the date of such termination if such termination is due to the Participant’s death; or
(iv) 18 months following the date of the Participant’s death if such death occurs following the date of such termination but during the period such Award is otherwise exercisable (as provided in (i) or (ii) above).

Following the date of such termination, to the extent the Participant does not exercise such Award within the applicable Post-Termination Exercise Period (or, if earlier, prior to the expiration of the maximum term of such Award), such unexercised portion of the Award will terminate, and the Participant will have no further right, title or interest in the terminated Award, the shares of Common Stock subject to the terminated Award, or any consideration in respect of the terminated Award.
(i) Restrictions on Exercise; Extension of Exercisability. A Participant may not exercise an Option or SAR at any time that the issuance of shares of Common Stock upon such exercise would violate Applicable Law. Except as otherwise provided in the Award Agreement or other written agreement between a Participant and the Company or an Affiliate, if a Participant’s Continuous Service terminates for any reason other than for Cause and, at any time during the last thirty days of the applicable Post-Termination Exercise Period: (i) the exercise of the Participant’s Option or SAR would be prohibited solely because the issuance of shares of Common Stock upon such exercise would violate Applicable Law, or (ii) the immediate sale of any shares of Common Stock issued upon such exercise would violate the Company’s Trading Policy, then the applicable Post-Termination Exercise Period will be extended to the last day of the calendar month that commences following the date the Award would otherwise expire, with an additional extension of the exercise period to the last day of the next calendar month to apply if any of the foregoing restrictions apply at any time during such extended exercise period, generally without limitation as to the maximum permitted number of extensions; provided, however, that in no event may such Award be exercised after the expiration of its maximum term (as set forth in Section 4(a)).
(j) Non-Exempt Employees. No Option or SAR, whether or not vested, granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, will be first exercisable for any shares of Common Stock until at least six months following the date of grant of such Award. Notwithstanding the foregoing, in accordance with the provisions of the Worker Economic Opportunity Act, any vested portion of such Award may be exercised earlier than six months following the date of grant of such Award in the event of (i) such Participant’s death or Disability, (ii) a Corporate Transaction in which such Award is not assumed, continued or substituted, (iii) a Change in Control, or (iv) such Participant’s retirement (as such term may be defined in the Award Agreement or another applicable agreement or, in the absence of any such definition, in accordance with the Company’s then current employment policies and guidelines). This Section 4(j) is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of an Option or SAR will be exempt from their regular rate of pay.
(k) Whole Shares. Options and SARs may be exercised only with respect to whole shares of the Common Stock or their equivalents.
5. AWARDS OTHER THAN OPTIONS AND STOCK APPRECIATION RIGHTS.
(a) Restricted Stock Awards and RSU Awards. Each Restricted Stock Award and RSU Award will have such terms and conditions as determined by the Board; provided, however, that each Restricted Stock Award Agreement and RSU Award Agreement will conform (through incorporation of the provisions hereof by reference in the Award Agreement or otherwise) to the substance of each of the following provisions:
(i) Form of Award.
(1) RSAs. To the extent consistent with the Company’s Bylaws, at the Board’s election, shares of the Common Stock subject to a Restricted Stock Award may be (A) held in book entry form subject to the Company’s instructions until such shares become vested or any other restrictions lapse, or (B) evidenced by a certificate, which certificate will be held in such form and manner as determined by the Board. Unless otherwise determined by the Board, a Participant will have voting and other rights as a stockholder of the Company with respect to any shares subject to a Restricted Stock Award.
(2) RSUs. An RSU Award represents a Participant’s right to be issued on a future date the number of shares of the Common Stock that is equal to the number of restricted stock units subject to the RSU Award. As a holder of an RSU Award, a Participant is an unsecured creditor of the Company with respect to the Company’s unfunded obligation, if any, to issue shares of the Common Stock in settlement of such Award and nothing contained in the Plan or any RSU Agreement, and no action taken pursuant to its provisions, will create or be construed to create a trust of any kind or a fiduciary relationship between a Participant and the Company or an Affiliate or any other person. A Participant will not have voting or any other rights as a stockholder of the Company with respect to any RSU Award (unless and until shares are actually issued in settlement of a vested RSU Award).
(ii) Consideration.
(1) RSA. A Restricted Stock Award may be granted in consideration for (A) cash or check, wire, bank draft or money order payable to the Company, (B) past services to the Company or an Affiliate, or (C) any other form of consideration (including future services)as the Board may determine and permissible under Applicable Law.
(2) RSU. Unless otherwise determined by the Board at the time of grant, an RSU Award will be granted in consideration for the Participant’s services to the Company or an Affiliate, such that the Participant will not be required to make any payment to the Company (other than such services) with respect to the grant or vesting of the RSU Award, or the issuance of any shares of the Common Stock pursuant to the RSU Award. If, at the time of grant, the Board determines that any consideration must be paid by the Participant (in a form other than the Participant’s services to the Company or an Affiliate) upon the issuance of any shares of the Common Stock in settlement of the RSU Award, such consideration may be paid in any form of consideration as the Board may determine and permissible under Applicable Law.
(iii) Vesting. The Board may impose such restrictions on or conditions to the vesting of a Restricted Stock Award or RSU Award as determined by the Board. Except as otherwise provided in the Award Agreement or other written agreement between a Participant and the Company or an Affiliate, vesting of Restricted Stock Awards and RSU Awards will cease upon termination of the Participant’s Continuous Service.
(iv) Termination of Continuous Service. Except as otherwise provided in the Award Agreement or other written agreement between a Participant and the Company or an Affiliate, if a Participant’s Continuous Service terminates for any reason, (1) the Company may receive through a forfeiture condition or a repurchase right any or all of the shares of the Common Stock held by the Participant under their Restricted Stock Award that have not vested as of the date of such termination as set forth in the Restricted Stock Award Agreement and (2) any portion of their RSU Award that has not vested will be forfeited upon such termination and the Participant will have no further right, title or interest in the RSU Award, the shares of the Common Stock issuable pursuant to the RSU Award, or any consideration in respect of the RSU Award.
(v) Dividends and Dividend Equivalents. Dividends or dividend equivalents may be paid or credited, as applicable, with respect to any shares of the Common Stock subject to a Restricted Stock Award or RSU Award, as determined by the Board and specified in the Award Agreement).
(vi) Settlement of RSU Awards. An RSU Award may be settled by the issuance of shares of the Common Stock or cash (or any combination thereof) or in any other form of payment, as determined by the Board and specified in the RSU Award Agreement. At the time of grant, the Board may determine to impose such restrictions or conditions that delay such delivery to a date following the vesting of the RSU Award.
(b) Performance Awards. With respect to any Performance Award, the length of any Performance Period, the Performance Goals to be achieved during the Performance Period, the other terms and conditions of such Award, and the measure of whether and to what degree such Performance Goals have been attained will be determined by the Board.
(c) Other Awards. Other forms of Awards valued in whole or in part by reference to, or otherwise based on, the Common Stock, including the appreciation in value thereof (e.g., options or stock rights with an exercise price or strike price less than 100% of the Fair Market Value at the time of grant) may be granted either alone or in addition to Awards provided for under Section 4 and the preceding provisions of this Section 5. Subject to the provisions of the Plan, the Board will have sole and complete discretion to determine the persons to whom and the time or times at which such Other Awards will be granted, the number of shares of the Common Stock (or the cash equivalent thereof) to be granted pursuant to such Other Awards and all other terms and conditions of such Other Awards.

6. ADJUSTMENTS UPON CHANGES IN COMMON STOCK; OTHER CORPORATE EVENTS.
(a) Capitalization Adjustments. In the event of a Capitalization Adjustment, the Board shall appropriately and proportionately adjust: (i) the class(es) and maximum number of shares of the Common Stock subject to the Plan and the maximum number of shares by which the Share Reserve may annually increase pursuant to Section 2(a); (ii) the class(es) and maximum number of shares that may be issued pursuant to the exercise of Incentive Stock Options pursuant to Section 2(b); and (iii) the class(es) and number of securities and exercise price, strike price or purchase price of the Common Stock subject to outstanding Awards. The Board shall make such adjustments, and its determination shall be final, binding and conclusive. Notwithstanding the foregoing, no fractional shares or rights for fractional shares of the Common Stock shall be created in order to implement any Capitalization Adjustment. The Board shall determine an appropriate equivalent benefit, if any, for any fractional shares or rights to fractional shares that might be created by the adjustments referred to in the preceding provisions of this Section 6.
(b) Dissolution or Liquidation. Except as otherwise provided in the Award Agreement, in the event of a dissolution or liquidation of the Company, all outstanding Awards (other than Awards consisting of vested and outstanding shares of the Common Stock not subject to a forfeiture condition or the Company’s right of repurchase) will terminate immediately prior to the completion of such dissolution or liquidation, and the shares of the Common Stock subject to the Company’s repurchase rights or subject to a forfeiture condition may be repurchased or reacquired by the Company notwithstanding the fact that the holder of such Award is providing Continuous Service; provided, however, that the Board may determine to cause some or all Awards to become fully vested, exercisable and/or no longer subject to repurchase or forfeiture (to the extent such Awards have not previously expired or terminated) before the dissolution or liquidation is completed but contingent on its completion.
(c) Corporate Transaction. The following provisions will apply to Awards in the event of a Corporate Transaction, except as set forth in Section 11, unless otherwise provided in the instrument evidencing the Award or any other written agreement between the Company or any Affiliate and the Participant or unless otherwise expressly provided by the Board at the time of grant of an Award.
(i) Awards May Be Assumed. In the event of a Corporate Transaction, any surviving or acquiring corporation (or the surviving or acquiring corporation’s parent company) may assume or continue any or all Awards outstanding under the Plan or may substitute similar awards for Awards outstanding under the Plan (including but not limited to awards to acquire the same consideration paid to the stockholders of the Company pursuant to the Corporate Transaction), and any reacquisition or repurchase rights held by the Company in respect of the Common Stock issued pursuant to Awards may be assigned by the Company to the successor of the Company (or the successor’s parent company, if any), in connection with such Corporate Transaction. A surviving or acquiring corporation (or its applicable parent) may choose to assume or continue only a portion of an Award or substitute a similar award for only a portion of an Award, or may choose to assume or continue the Awards held by some, but not all Participants. The terms of any assumption, continuation or substitution will be set by the Board.
(ii) Awards Held by Current Participants. In the event of a Corporate Transaction in which the surviving or acquiring corporation (or its parent company) does not assume or continue outstanding Awards or substitute similar awards for such outstanding Awards, then with respect to Awards that have not been assumed, continued or substituted and that are held by Participants whose Continuous Service has not terminated prior to the effective time of the Corporate Transaction (referred to as the “Current Participants”), the vesting of such Awards (and, with respect to Options and Stock Appreciation Rights, the time when such Awards may be exercised) will be accelerated in full to a date prior to the effective time of such Corporate Transaction (contingent upon the effectiveness of the Corporate Transaction) that the Board determines (or, if the Board does not determine such a date, to the date that is five (5) days prior to the effective time of the Corporate Transaction). Awards so accelerated will terminate if not exercised (if applicable) at or prior to the effective time of the Corporate Transaction, and any reacquisition or repurchase rights held by the Company with respect to such Awards will lapse (contingent upon the effectiveness of the Corporate Transaction). With respect to the vesting of Performance Awards that (a) will accelerate upon the occurrence of a Corporate Transaction pursuant to this subsection (ii) and (b) have multiple vesting levels depending on the level of performance, unless otherwise provided in the Award Agreement or unless otherwise provided by the Board, the vesting of such Performance Awards will accelerate at 100% of the target level upon the occurrence of a Corporate Transaction in which the Awards are not assumed, continued or substituted for in accordance with Section 6(c)(i). With respect to the vesting of cash-settled Awards that will accelerate upon the occurrence of a Corporate Transaction pursuant to this subsection (ii), such cash payment will be made no later than 30 days following the occurrence of the Corporate Transaction or such later date as required by Section 409A of the Code.
(iii) Awards Held by Persons other than Current Participants. In the event of a Corporate Transaction in which the surviving or acquiring corporation (or its parent company) does not assume or continue such outstanding Awards or substitute similar awards for such outstanding Awards, then with respect to Awards that have not been assumed, continued or substituted and that are held by persons other than Current Participants, such Awards will terminate if not exercised (if applicable) prior to the occurrence of the Corporate Transaction; provided, however, that any reacquisition or repurchase rights held by the Company with respect to such Awards will not terminate and may continue to be exercised notwithstanding the Corporate Transaction.
(iv) Payment for Awards in Lieu of Exercise. Notwithstanding the foregoing, in the event an Award will terminate if not exercised prior to the effective time of a Corporate Transaction, the Board may provide, in its sole discretion, that the holder of such Award may not exercise such Award but will receive a payment, in such form as may be determined by the Board, equal in value, at the effective time, to the excess, if any, of (1) the value of the property the Participant would have received upon the exercise of the Award (including, at the discretion of the Board, any unvested portion of such Award), over (2) any exercise price payable by such holder in connection with such exercise.
(d) Appointment of Stockholder Representative. As a condition to the receipt of an Award under this Plan, a Participant will be deemed to have agreed that the Award will be subject to the terms of any agreement governing a Corporate Transaction involving the Company, including, without limitation, a provision for the appointment of a stockholder representative that is authorized to act on the Participant’s behalf with respect to any escrow, indemnities and any contingent consideration.
(e) No Restriction on Right to Undertake Transactions. The grant of any Award under the Plan and the issuance of shares pursuant to any Award does not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, rights or options to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for the Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.
7. ADMINISTRATION.
(a) Administration by Board. The Board will administer the Plan unless and until the Board delegates administration of the Plan to a Committee or Committees, as provided in subsection (c) below.
(b) Powers of Board. The Board will have the power, subject to, and within the limitations of, the express provisions of the Plan:
(i) To determine from time to time (1) which of the persons eligible under the Plan will be granted Awards; (2) when and how each Award will be granted; (3) what type or combination of types of Award will be granted; (4) the provisions of each Award granted (which need not be identical), including the time or times when a person will be permitted to receive an issuance of the Common Stock or other payment pursuant to an Award; (5) the number of shares of the Common Stock or cash equivalent with respect to which an Award will be granted to each such person; (6) the Fair Market Value applicable to an Award; and (7) the terms of any Performance Award that is not valued in whole or in part by reference to, or otherwise based on, the Common Stock, including the amount of cash payment or other property that may be earned and the timing of payment.

(ii) To construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Award Agreement, in a manner and to the extent it deems necessary or expedient to make the Plan or Award fully effective.
(iii) To settle all controversies regarding the Plan and Awards granted under it.
(iv) To accelerate the time at which an Award may first be exercised or the time during which an Award or any part thereof will vest, notwithstanding the provisions in the Award Agreement stating the time at which it may first be exercised or the time during which it will vest.
(v) To prohibit the exercise of any Option, SAR or other exercisable Award during a period of up to 30 days prior to the consummation of any pending stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares of the Common Stock or the share price of the Common Stock including any Corporate Transaction, for reasons of administrative convenience.
(vi) To suspend or terminate the Plan at any time. Suspension or termination of the Plan will not Materially Impair rights and obligations under any Award granted while the Plan is in effect except with the written consent of the affected Participant.
(vii) To amend the Plan in any respect the Board deems necessary or advisable; provided, however, that stockholder approval will be required for any amendment to the extent required by Applicable Law. Except as provided above, rights under any Award granted before amendment of the Plan will not be Materially Impaired by any amendment of the Plan unless (1) the Company requests the consent of the affected Participant, and (2) such Participant consents in writing.
(viii) To submit any amendment to the Plan for stockholder approval.
(ix) To approve forms of Award Agreements for use under the Plan and to amend the terms of any one or more Awards, including, but not limited to, amendments to provide terms more favorable to the Participant than previously provided in the Award Agreement, subject to any specified limits in the Plan that are not subject to Board discretion; provided however, that, a Participant’s rights under any Award will not be Materially Impaired by any such amendment unless (1) the Company requests the consent of the affected Participant, and (2) such Participant consents in writing.
(x) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan or Awards.
(xi) To adopt such procedures and sub-plans as are necessary or appropriate to permit and facilitate participation in the Plan by, or take advantage of specific tax treatment for Awards granted to, Employees, Directors or Consultants who are foreign nationals or employed outside the United States (provided that Board approval will not be necessary for immaterial modifications to the Plan or any Award Agreement to ensure or facilitate compliance with the laws of the relevant foreign jurisdiction).
(xii) To effect, at any time and from time to time, subject to the consent of any Participant whose Award is Materially Impaired by such action, (1) the reduction of the exercise price (or strike price) of any outstanding Option or SAR; (2) the cancellation of any outstanding Option or SAR and the grant in substitution therefor of (A) a new Option, SAR, Restricted Stock Award, RSU Award or Other Award, under the Plan or another equity plan of the Company, covering the same or a different number of shares of the Common Stock, (B) cash and/or (C) other valuable consideration (as determined by the Board); or (3) any other action that is treated as a repricing under generally accepted accounting principles.
(c) Delegation to Committee.
(i) General. The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration of the Plan is delegated to a Committee, the Committee will have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to another Committee or a subcommittee of the Committee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board will thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. Each Committee may retain the authority to concurrently administer the Plan with Committee or subcommittee to which it has delegated its authority hereunder and may, at any time, revest in such Committee some or all of the powers previously delegated. The Board may retain the authority to concurrently administer the Plan with any Committee and may, at any time, revest in the Board some or all of the powers previously delegated.
(ii) Rule 16b-3 Compliance. To the extent an Award is intended to qualify for the exemption from Section 16(b) of the Exchange Act that is available under Rule 16b-3 under the Exchange Act, the Award will be granted by the Board or a Committee that consists solely of two or more Non-Employee Directors, as determined under Rule 16b-3(b)(3) under the Exchange Act and thereafter any action establishing or modifying the terms of the Award will be approved by the Board or a Committee meeting such requirements to the extent necessary for such exemption to remain available.
(d) Effect of Board’s Decision. All determinations, interpretations and constructions made by the Board or any Committee in good faith will not be subject to review by any person and will be final, binding and conclusive on all persons.
(e) Delegation to an Officer. The Board or any Committee may delegate to one or more Officers the authority to do one or both of the following (i) designate Employees who are not Officers to be recipients of Options and SARs (and, to the extent permitted by Applicable Law, other types of Awards) and, to the extent permitted by Applicable Law, the terms thereof, and (ii) determine the number of shares of the Common Stock to be subject to such Awards granted to such Employees; provided, however, that the resolutions or charter adopted by the Board or any Committee evidencing such delegation will specify the total number of shares of the Common Stock that may be subject to the Awards granted by such Officer and that such Officer may not grant an Award to himself or herself. Any such Awards will be granted on the applicable form of Award Agreement most recently approved for use by the Board or the Committee, unless otherwise provided in the resolutions approving the delegation authority. Notwithstanding anything to the contrary herein, neither the Board nor any Committee may delegate to an Officer who is acting solely in the capacity of an Officer (and not also as a Director) the authority to determine the Fair Market Value.
8. TAX WITHHOLDING.
(a) Withholding Authorization. As a condition to acceptance of any Award under the Plan, a Participant authorizes withholding from payroll and any other amounts payable to such Participant, and otherwise agrees to make adequate provision for (including), any sums required to satisfy any U.S. federal, state, local and/or foreign tax or social insurance contribution withholding obligations of the Company or an Affiliate, if any, which arise in connection with the exercise, vesting or settlement of such Award, as applicable. Accordingly, a Participant may not be able to exercise an Award even though the Award is vested, and the Company shall have no obligation to issue shares of the Common Stock subject to an Award, unless and until such obligations are satisfied.
(b) Satisfaction of Withholding Obligation. To the extent permitted by the terms of an Award Agreement, the Company may, in its sole discretion, satisfy any U.S. federal, state, local and/or foreign tax or social insurance withholding obligation relating to an Award by any of the following means or by a combination of such means: (i) causing the Participant to tender a cash payment; (ii) withholding shares of the Common Stock from the shares of the Common Stock issued or otherwise issuable to the Participant in connection with the Award; (iii) withholding cash from an Award settled in cash; (iv) withholding payment from any amounts otherwise payable to the Participant; (v) by allowing a Participant to effectuate a “cashless exercise” pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board; or (vi) by such other method as may be set forth in the Award Agreement.
(c) No Obligation to Notify or Minimize Taxes; No Liability to Claims. Except as required by Applicable Law the Company has no duty or obligation to any Participant to advise such holder as to the time or manner of exercising such Award. Furthermore, the Company has no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of an Award or a possible period in which the Award may not be exercised. The Company has no duty or obligation to minimize the tax consequences of an Award to the holder of such Award and will not be liable to any holder of an Award for any adverse tax consequences to such holder in connection with an Award. As a condition to accepting an Award under the Plan, each Participant (i) agrees to not make any claim against the Company, or any of its Officers, Directors, Employees or Affiliates related to tax liabilities arising from such Award or other Company compensation and (ii) acknowledges that such Participant was advised to consult with their own personal tax, financial and other legal advisors regarding the tax consequences of the Award and has either done so or knowingly and voluntarily declined to do so. Additionally, each Participant acknowledges any Option or SAR granted under the Plan is exempt from Section 409A only if the exercise or strike price is at least equal to the “fair market value” of the Common Stock on the date of grant as determined by the Internal Revenue Service and there is no other impermissible deferral of compensation associated with the Award. Additionally, as a condition to accepting an Option or SAR granted under the Plan, each Participant agrees not make any claim against the Company, or any of its Officers, Directors, Employees or Affiliates in the event that the Internal Revenue Service asserts that such exercise price or strike price is less than the “fair market value” of the Common Stock on the date of grant as subsequently determined by the Internal Revenue Service.
(d) Withholding Indemnification. As a condition to accepting an Award under the Plan, in the event that the amount of the Company’s and/or its Affiliate’s withholding obligation in connection with such Award was greater than the amount actually withheld by the Company and/or its Affiliates, each Participant agrees to indemnify and hold the Company and/or its Affiliates harmless from any failure by the Company and/or its Affiliates to withhold the proper amount.
9. MISCELLANEOUS.
(a) Source of Shares. The stock issuable under the Plan will be shares of authorized but unissued or reacquired shares of the Common Stock, including shares repurchased by the Company on the open market or otherwise.
(b) Use of Proceeds from Sales of the Common Stock. Proceeds from the sale of shares of the Common Stock pursuant to Awards will constitute general funds of the Company.
(c) Corporate Action Constituting Grant of Awards. Corporate action constituting a grant by the Company of an Award to any Participant will be deemed completed as of the date of such corporate action, unless otherwise determined by the Board, regardless of when the instrument, certificate, or letter evidencing the Award is communicated to, or actually received or accepted by, the Participant. In the event that the corporate records (e.g., Board consents, resolutions or minutes) documenting the corporate action approving the grant contain terms (e.g., exercise price, vesting schedule or number of shares) that are inconsistent with those in the Award Agreement or related grant documents as a result of a clerical error in the Award Agreement or related grant documents, the corporate records will control and the Participant will have no legally binding right to the incorrect term in the Award Agreement or related grant documents.
(d) Stockholder Rights. No Participant will be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of the Common Stock subject to such Award unless and until (i) such Participant has satisfied all requirements for exercise of the Award pursuant to its terms, if applicable, and (ii) the issuance of the Common Stock subject to such Award is reflected in the records of the Company.
(e) No Employment or Other Service Rights. Nothing in the Plan, any Award Agreement or any other instrument executed thereunder or in connection with any Award granted pursuant thereto will confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or affect the right of the Company or an Affiliate to terminate at will and without regard to any future vesting opportunity that a Participant may have with respect to any Award (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate, or (iii) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state or foreign jurisdiction in which the Company or the Affiliate is incorporated, as the case may be. Further, nothing in the Plan, any Award Agreement or any other instrument executed thereunder or in connection with any Award will constitute any promise or commitment by the Company or an Affiliate regarding the fact or nature of future positions, future work assignments, future compensation or any other term or condition of employment or service or confer any right or benefit under the Award or the Plan unless such right or benefit has specifically accrued under the terms of the Award Agreement and/or Plan.

(f) Change in Time Commitment. In the event a Participant’s regular level of time commitment in the performance of their services for the Company and any Affiliates is reduced (for example, and without limitation, if the Participant is an Employee of the Company and the Employee has a change in status from a full-time Employee to a part-time Employee or takes an extended leave of absence) after the date of grant of any Award to the Participant, the Board may determine, to the extent permitted by Applicable Law, to (i) make a corresponding reduction in the number of shares or cash amount subject to any portion of such Award that is scheduled to vest or become payable after the date of such change in time commitment, and (ii) in lieu of or in combination with such a reduction, extend the vesting or payment schedule applicable to such Award. In the event of any such reduction, the Participant will have no right with respect to any portion of the Award that is so reduced or extended.
(g) Execution of Additional Documents. As a condition to accepting an Award under the Plan, the Participant agrees to execute any additional documents or instruments necessary or desirable, as determined in the Plan Administrator’s sole discretion, to carry out the purposes or intent of the Award, or facilitate compliance with securities and/or other regulatory requirements, in each case at the Plan Administrator’s request.
(h) Electronic Delivery and Participation. Any reference herein or in an Award Agreement to a “written” agreement or document will include any agreement or document delivered electronically, filed publicly at www.sec.gov (or any successor website thereto) or posted on the Company’s intranet (or other shared electronic medium controlled by the Company to which the Participant has access). By accepting any Award the Participant consents to receive documents by electronic delivery and to participate in the Plan through any on-line electronic system established and maintained by the Plan Administrator or another third party selected by the Plan Administrator. The form of delivery of any the Common Stock (e.g., a stock certificate or electronic entry evidencing such shares) shall be determined by the Company.
(i) Clawback/Recovery. All Awards granted under the Plan will be subject to recoupment in accordance with any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other Applicable Law and any clawback policy that the Company otherwise adopts, to the extent applicable and permissible under Applicable Law. In addition, the Board may impose such other clawback, recovery or recoupment provisions in an Award Agreement as the Board determines necessary or appropriate, including but not limited to a reacquisition right in respect of previously acquired shares of the Common Stock or other cash or property upon the occurrence of Cause. No recovery of compensation under such a clawback policy will be an event giving rise to a Participant’s right to voluntarily terminate employment upon a “resignation for good reason,” or for a “constructive termination” or any similar term under any plan of or agreement with the Company.
(j) Securities Law Compliance. A Participant will not be issued any shares in respect of an Award unless either (i) the shares are registered under the Securities Act; or (ii) the Company has determined that such issuance would be exempt from the registration requirements of the Securities Act. Each Award also must comply with other Applicable Law governing the Award, and a Participant will not receive such shares if the Company determines that such receipt would not be in material compliance with Applicable Law.
(k) Transfer or Assignment of Awards; Issued Shares. Except as expressly provided in the Plan or the form of Award Agreement, Awards granted under the Plan may not be transferred or assigned by the Participant. After the vested shares subject to an Award have been issued, or in the case of Restricted Stock and similar awards, after the issued shares have vested, the holder of such shares is free to assign, hypothecate, donate, encumber or otherwise dispose of any interest in such shares provided that any such actions are in compliance with the provisions herein, the terms of the Trading Policy and Applicable Law.
(l) Effect on Other Employee Benefit Plans. The value of any Award granted under the Plan, as determined upon grant, vesting or settlement, shall not be included as compensation, earnings, salaries, or other similar terms used when calculating any Participant’s benefits under any employee benefit plan sponsored by the Company or any Affiliate, except as such plan otherwise expressly provides. The Company expressly reserves its rights to amend, modify, or terminate any of the Company’s or any Affiliate’s employee benefit plans.

(m) Deferrals. To the extent permitted by Applicable Law, the Board, in its sole discretion, may determine that the delivery of the Common Stock or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any Award may be deferred and may also establish programs and procedures for deferral elections to be made by Participants. Deferrals will be made in accordance with the requirements of Section 409A.
(n) Section 409A. Unless otherwise expressly provided for in an Award Agreement, the Plan and Award Agreements will be interpreted to the greatest extent possible in a manner that makes the Plan and the Awards granted hereunder exempt from Section 409A, and, to the extent not so exempt, in compliance with the requirements of Section 409A. If the Board determines that any Award granted hereunder is not exempt from and is therefore subject to Section 409A, the Award Agreement evidencing such Award will incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code, and to the extent an Award Agreement is silent on terms necessary for compliance, such terms are hereby incorporated by reference into the Award Agreement. Notwithstanding anything to the contrary in this Plan (and unless the Award Agreement specifically provides otherwise), if the shares of the Common Stock are publicly traded, and if a Participant holding an Award that constitutes “deferred compensation” under Section 409A is a “specified employee” for purposes of Section 409A, no distribution or payment of any amount that is due because of a “separation from service” (as defined in Section 409A without regard to alternative definitions thereunder) will be issued or paid before the date that is six months and one day following the date of such Participant’s “separation from service” or, if earlier, the date of the Participant’s death, unless such distribution or payment can be made in a manner that complies with Section 409A, and any amounts so deferred will be paid in a lump sum on the day after such six month period elapses, with the balance paid thereafter on the original schedule.
(o) Choice of Law. This Plan and any controversy arising out of or relating to this Plan shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without regard to conflict of law principles that would result in any application of any law other than the law of the State of Delaware.
10. COVENANTS OF THE COMPANY.
The Company will seek to obtain from each regulatory commission or agency, as may be deemed to be necessary, having jurisdiction over the Plan such authority as may be required to grant Awards and to issue and sell shares of the Common Stock upon exercise or vesting of the Awards; provided, however, that this undertaking will not require the Company to register under the Securities Act the Plan, any Award or any Common Stock issued or issuable pursuant to any such Award. If, after reasonable efforts and at a reasonable cost, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary or advisable for the lawful issuance and sale of the Common Stock under the Plan, the Company will be relieved from any liability for failure to issue and sell the Common Stock upon exercise or vesting of such Awards unless and until such authority is obtained. A Participant is not eligible for the grant of an Award or the subsequent issuance of the Common Stock pursuant to the Award if such grant or issuance would be in violation of any Applicable Law.
11. ADDITIONAL RULES FOR AWARDS SUBJECT TO SECTION 409A.
(a) Application. Unless the provisions of this Section 11 of the Plan are expressly superseded by the provisions in the form of Award Agreement, the provisions of this Section 11 shall apply and shall supersede anything to the contrary set forth in the Award Agreement for a Non-Exempt Award.
(b) Non-Exempt Awards Subject to Non-Exempt Severance Arrangements. To the extent a Non-Exempt Award is subject to Section 409A due to application of a Non-Exempt Severance Arrangement, the following provisions of this subsection (b) apply.
(i) If the Non-Exempt Award vests in the ordinary course during the Participant’s Continuous Service in accordance with the vesting schedule set forth in the Award Agreement, and does not accelerate vesting under the terms of a Non-Exempt Severance Arrangement, in no event will the shares be issued in respect of such Non-Exempt Award any later than the later of: (i) December 31st of the calendar year that includes the applicable vesting date, or (ii) the 60th day that follows the applicable vesting date.
(ii) If vesting of the Non-Exempt Award accelerates under the terms of a Non-Exempt Severance Arrangement in connection with the Participant’s Separation from Service, and such vesting acceleration provisions were in effect as of the date of grant of the Non-Exempt Award and, therefore, are part of the terms of such Non-Exempt Award as of the date of grant, then the shares will be earlier issued in settlement of such Non-Exempt Award upon the Participant’s Separation from Service in accordance with the terms of the Non-Exempt Severance Arrangement, but in no event later than the 60th day that follows the date of the Participant’s Separation from Service. However, if at the time the shares would otherwise be issued the Participant is subject to the distribution limitations contained in Section 409A applicable to “specified employees,” as defined in Section 409A(a)(2)(B)(i) of the Code, such shares shall not be issued before the date that is six months following the date of such Participant’s Separation from Service, or, if earlier, the date of the Participant’s death that occurs within such six month period.
(iii) If vesting of a Non-Exempt Award accelerates under the terms of a Non-Exempt Severance Arrangement in connection with a Participant’s Separation from Service, and such vesting acceleration provisions were not in effect as of the date of grant of the Non-Exempt Award and, therefore, are not a part of the terms of such Non-Exempt Award on the date of grant, then such acceleration of vesting of the Non-Exempt Award shall not accelerate the issuance date of the shares, but the shares shall instead be issued on the same schedule as set forth in the Grant Notice as if they had vested in the ordinary course during the Participant’s Continuous Service, notwithstanding the vesting acceleration of the Non-Exempt Award. Such issuance schedule is intended to satisfy the requirements of payment on a specified date or pursuant to a fixed schedule, as provided under Treasury Regulations Section 1.409A-3(a)(4).
(c) Treatment of Non-Exempt Awards Upon a Corporate Transaction for Employees and Consultants. The provisions of this subsection (c) shall apply and shall supersede anything to the contrary set forth in the Plan with respect to the permitted treatment of any Non-Exempt Award in connection with a Corporate Transaction if the Participant was either an Employee or Consultant upon the applicable date of grant of the Non-Exempt Award.
(i) Vested Non-Exempt Awards. The following provisions shall apply to any Vested Non-Exempt Award in connection with a Corporate Transaction:
(1) If the Corporate Transaction is also a Section 409A Change in Control then the Acquiring Entity may not assume, continue or substitute the Vested Non-Exempt Award. Upon the Section 409A Change in Control the settlement of the Vested Non-Exempt Award will automatically be accelerated and the shares will be immediately issued in respect of the Vested Non-Exempt Award. Alternatively, the Company may instead provide that the Participant will receive a cash settlement equal to the Fair Market Value of the shares that would otherwise be issued to the Participant upon the Section 409A Change in Control.
(2) If the Corporate Transaction is not also a Section 409A Change in Control, then the Acquiring Entity must either assume, continue or substitute each Vested Non-Exempt Award. The shares to be issued in respect of the Vested Non-Exempt Award shall be issued to the Participant by the Acquiring Entity on the same schedule that the shares would have been issued to the Participant if the Corporate Transaction had not occurred. In the Acquiring Entity’s discretion, in lieu of an issuance of shares, the Acquiring Entity may instead substitute a cash payment on each applicable issuance date, equal to the Fair Market Value of the shares that would otherwise be issued to the Participant on such issuance dates, with the determination of the Fair Market Value of the shares made on the date of the Corporate Transaction.
(ii) Unvested Non-Exempt Awards. The following provisions shall apply to any Unvested Non-Exempt Award unless otherwise determined by the Board pursuant to Section 11(e).
(1) In the event of a Corporate Transaction, the Acquiring Entity shall assume, continue or substitute any Unvested Non-Exempt Award. Unless otherwise determined by the Board, any Unvested Non-Exempt Award will remain subject to the same vesting and forfeiture restrictions that were applicable to the Award prior to the Corporate Transaction. The shares to be issued in respect of any Unvested Non-Exempt Award shall be issued to the Participant by the Acquiring Entity on the same schedule that the shares would have been issued to the Participant if the Corporate Transaction had not occurred. In the Acquiring Entity’s discretion, in lieu of an issuance of shares, the Acquiring Entity may instead substitute a cash payment on each applicable issuance date, equal to the Fair Market Value of the shares that would otherwise be issued to the Participant on such issuance dates, with the determination of Fair Market Value of the shares made on the date of the Corporate Transaction.

(2) If the Acquiring Entity will not assume, substitute or continue any Unvested Non-Exempt Award in connection with a Corporate Transaction, then such Award shall automatically terminate and be forfeited upon the Corporate Transaction with no consideration payable to any Participant in respect of such forfeited Unvested Non-Exempt Award. Notwithstanding the foregoing, to the extent permitted and in compliance with the requirements of Section 409A, the Board may in its discretion determine to elect to accelerate the vesting and settlement of the Unvested Non-Exempt Award upon the Corporate Transaction, or instead substitute a cash payment equal to the Fair Market Value of such shares that would otherwise be issued to the Participant, as further provided in subsection (e)(ii) below. In the absence of such discretionary election by the Board, any Unvested Non-Exempt Award shall be forfeited without payment of any consideration to the affected Participants if the Acquiring Entity will not assume, substitute or continue the Unvested Non-Exempt Awards in connection with the Corporate Transaction.
(3) The foregoing treatment shall apply with respect to all Unvested Non-Exempt Awards upon any Corporate Transaction, and regardless of whether or not such Corporate Transaction is also a Section 409A Change in Control.
(d) Treatment of Non-Exempt Awards Upon a Corporate Transaction for Non-Employee Directors. The following provisions of this subsection (d) shall apply and shall supersede anything to the contrary that may be set forth in the Plan with respect to the permitted treatment of a Non-Exempt Director Award in connection with a Corporate Transaction.
(i) If the Corporate Transaction is also a Section 409A Change in Control then the Acquiring Entity may not assume, continue or substitute the Non-Exempt Director Award. Upon the Section 409A Change in Control the vesting and settlement of any Non-Exempt Director Award will automatically be accelerated and the shares will be immediately issued to the Participant in respect of the Non-Exempt Director Award. Alternatively, the Company may provide that the Participant will instead receive a cash settlement equal to the Fair Market Value of the shares that would otherwise be issued to the Participant upon the Section 409A Change in Control pursuant to the preceding provision.
(ii) If the Corporate Transaction is not also a Section 409A Change in Control, then the Acquiring Entity must either assume, continue or substitute the Non-Exempt Director Award. Unless otherwise determined by the Board, the Non-Exempt Director Award will remain subject to the same vesting and forfeiture restrictions that were applicable to the Award prior to the Corporate Transaction. The shares to be issued in respect of the Non-Exempt Director Award shall be issued to the Participant by the Acquiring Entity on the same schedule that the shares would have been issued to the Participant if the Corporate Transaction had not occurred. In the Acquiring Entity’s discretion, in lieu of an issuance of shares, the Acquiring Entity may instead substitute a cash payment on each applicable issuance date, equal to the Fair Market Value of the shares that would otherwise be issued to the Participant on such issuance dates, with the determination of Fair Market Value made on the date of the Corporate Transaction.
(e) If the RSU Award is a Non-Exempt Award, then the provisions in this Section 11(e) shall apply and supersede anything to the contrary that may be set forth in the Plan or the Award Agreement with respect to the permitted treatment of such Non-Exempt Award:
(i) Any exercise by the Board of discretion to accelerate the vesting of a Non-Exempt Award shall not result in any acceleration of the scheduled issuance dates for the shares in respect of the Non-Exempt Award unless earlier issuance of the shares upon the applicable vesting dates would be in compliance with the requirements of Section 409A.
(ii) The Company explicitly reserves the right to earlier settle any Non-Exempt Award to the extent permitted and in compliance with the requirements of Section 409A, including pursuant to any of the exemptions available in Treasury Regulations Section 1.409A-3(j)(4)(ix).
(iii) To the extent the terms of any Non-Exempt Award provide that it will be settled upon a Change in Control or Corporate Transaction, to the extent it is required for compliance with the requirements of Section 409A, the Change in Control or Corporate Transaction event triggering settlement must also constitute a Section 409A Change in Control. To the extent the terms of a Non-Exempt Award provides that it will be settled upon a termination of employment or termination of Continuous Service, to the extent it is required for compliance with the requirements of Section 409A, the termination event triggering settlement must also constitute a Separation From Service. However, if at the time the shares would otherwise be issued to a Participant in connection with a “separation from service” such Participant is subject to the distribution limitations contained in Section 409A applicable to “specified employees,” as defined in Section 409A(a)(2)(B)(i) of the Code, such shares shall not be issued before the date that is six months following the date of the Participant’s Separation From Service, or, if earlier, the date of the Participant’s death that occurs within such six month period.
(iv) The provisions in this subsection (e) for delivery of the shares in respect of the settlement of an RSU Award that is a Non-Exempt Award are intended to comply with the requirements of Section 409A so that the delivery of the shares to the Participant in respect of such Non-Exempt Award will not trigger the additional tax imposed under Section 409A, and any ambiguities herein will be so interpreted.
12. SEVERABILITY.
If all or any part of the Plan or any Award Agreement is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any portion of the Plan or such Award Agreement not declared to be unlawful or invalid. Any Section of the Plan or any Award Agreement (or part of such a Section) so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.
13. TERMINATION OF THE PLAN.
The Board may suspend or terminate the Plan at any time. No Incentive Stock Options may be granted after the tenth anniversary of the earlier of: (i) the Adoption Date, or (ii) the date the Plan is approved by the Company’s stockholders. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.
14. DEFINITIONS.
As used in the Plan, the following definitions apply to the capitalized terms indicated below:
(a) “Acquiring Entity” means the surviving or acquiring corporation (or its parent company) in connection with a Corporate Transaction.
(b) “Adoption Date” means the date the Plan is first approved by the Board or Compensation Committee.
(c) “Affiliate” means, at the time of determination, any “parent” or “subsidiary” of the Company as such terms are defined in Rule 405 promulgated under the Securities Act. The Board may determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.
(d) “Applicable Law” means any applicable securities, federal, state, foreign, material local or municipal or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, listing rule, regulation, judicial decision, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body (including under the authority of any applicable self-regulating organization such as the Nasdaq Stock Market, New York Stock Exchange, or the Financial Industry Regulatory Authority).
(e) “Award” means any right to receive the Common Stock, cash or other property granted under the Plan (including an Incentive Stock Option, a Nonstatutory Stock Option, a Restricted Stock Award, an RSU Award, a SAR, a Performance Award or any Other Award).
(f) “Award Agreement” means a written or electronic agreement between the Company and a Participant evidencing the terms and conditions of an Award. The Award Agreement generally consists of the Grant Notice and the agreement containing the written summary of the general terms and conditions applicable to the Award and which is provided, including through electronic means, to a Participant along with the Grant Notice.
(g) “Board” means the Board of Directors of the Company (or its designee). Any decision or determination made by the Board shall be a decision or determination that is made in the sole discretion of the Board (or its designee), and such decision or determination shall be final and binding on all Participants.
(h) “Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Award after the Effective Date without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, reverse stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or any similar equity restructuring transaction, as that term is used in Statement of Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto). Notwithstanding the foregoing, the conversion of any convertible securities of the Company will not be treated as a Capitalization Adjustment.
(i) “Cause” has the meaning ascribed to such term in any written agreement between a Participant and the Company defining such term and, in the absence of such agreement, such term means, with respect to a Participant, the occurrence of any of the following events: (i) the Participant’s dishonest statements or acts with respect to the Company or any Affiliate of the Company, or any current or prospective customers, suppliers, vendors or other third parties with which such entity does business; (ii) the Participant’s commission of (A) a felony or (B) any misdemeanor involving moral turpitude, deceit, dishonesty or fraud; (iii) the Participant’s failure to perform the Participant’s assigned duties and responsibilities to the reasonable satisfaction of the Company which failure continues, in the reasonable judgment of the Company, after written notice given to the Participant by the Company; (iv) the Participant’s gross negligence, willful misconduct or insubordination with respect to the Company or any Affiliate of the Company; or (v) the Participant’s material violation of any provision of any agreement(s) between the Participant and the Company relating to noncompetition, nonsolicitation, nondisclosure and/or assignment of inventions. The determination that a termination of the Participant’s Continuous Service is either for Cause or without Cause will be made by the Board with respect to Participants who are executive officers of the Company and by the Company’s Chief Executive Officer with respect to Participants who are not executive officers of the Company. Any determination by the Company that the Continuous Service of a Participant was terminated with or without Cause for the purposes of outstanding Awards held by such Participant will have no effect upon any determination of the rights or obligations of the Company or such Participant for any other purpose.
(j) “Change in Control” or “Change of Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events; provided, however, to the extent necessary to avoid adverse personal income tax consequences to the Participant in connection with an Award, also constitutes a Section 409A Change in Control:
(i) any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction. Notwithstanding the foregoing, a Change in Control shall not be deemed to occur (A) on account of the acquisition of securities of the Company directly from the Company, (B) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other Exchange Act Person that acquires the Company’s securities in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities, or (C) solely because the level of Ownership held by any Exchange Act Person (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change in Control shall be deemed to occur;
(ii) there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than 50% of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or (B) more than 50% of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction;

(iii) there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than 50% of the combined voting power of the voting securities of which are Owned by stockholders of the Company in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition; or
(iv) individuals who, on the date the Plan is adopted by the Board, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member shall, for purposes of this Plan, be considered as a member of the Incumbent Board.
Notwithstanding the foregoing or any other provision of this Plan, (A) the term Change in Control shall not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company, and (B) the definition of Change in Control (or any analogous term) in an individual written agreement between the Company or any Affiliate and the Participant shall supersede the foregoing definition with respect to Awards subject to such agreement; provided, however, that if no definition of Change in Control or any analogous term is set forth in such an individual written agreement, the foregoing definition shall apply.
(k) “Code” means the Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.
(l) “Committee” means the Compensation Committee and any other committee of one or more Directors to whom authority has been delegated by the Board or Compensation Committee in accordance with the Plan.
(m) “Common Stock” means the Class A Common Stock of the Company.
(n) “Company” means NeuroBo Pharmaceuticals, Inc., a Delaware corporation.
(o) “Compensation Committee” means the Compensation Committee of the Board.
(p) “Consultant” means any person, including an advisor, who is (i) engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for such services, or (ii) serving as a member of the board of directors of an Affiliate and is compensated for such services. However, service solely as a Director, or payment of a fee for such service, will not cause a Director to be considered a “Consultant” for purposes of the Plan. Notwithstanding the foregoing, a person is treated as a Consultant under this Plan only if a Form S-8 Registration Statement under the Securities Act is available to register either the offer or the sale of the Company’s securities to such person.
(q) “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Director or Consultant or a change in the Entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, will not terminate a Participant’s Continuous Service; provided, however, that if the Entity for which a Participant is rendering services ceases to qualify as an Affiliate, as determined by the Board, such Participant’s Continuous Service will be considered to have terminated on the date such Entity ceases to qualify as an Affiliate. For example, a change in status from an Employee of the Company to a Consultant of an Affiliate or to a Director will not constitute an interruption of Continuous Service. To the extent permitted by law, the Board or the Chief Executive Officer of the Company, in that party’s sole discretion, may determine whether Continuous Service will be considered interrupted in the case of (i) any leave of absence approved by the Board or chief executive officer, including sick leave, military leave or any other personal leave, or (ii) transfers between the Company, an Affiliate, or their successors. Notwithstanding the foregoing, a leave of absence will be treated as Continuous Service for purposes of vesting in an Award only to such extent as may be provided in the Company’s leave of absence policy, in the written terms of any leave of absence agreement or policy applicable to the Participant, or as otherwise required by law. In addition, to the extent required for exemption from or compliance with Section 409A, the determination of whether there has been a termination of Continuous Service will be made, and such term will be construed, in a manner that is consistent with the definition of “separation from service” as defined under Treasury Regulation Section 1.409A-1(h) (without regard to any alternative definition thereunder).
(r) “Corporate Transaction” means the consummation, in a single transaction or in a series of related transactions, of any one or more of the following events:
(i) a sale or other disposition of all or substantially all, as determined by the Board, of the consolidated assets of the Company and its Subsidiaries;
(ii) a sale or other disposition of at least 50% of the outstanding securities of the Company;
(iii) a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or
(iv) a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of the Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.
Notwithstanding the foregoing or any other provision of this Plan, (A) the term Corporate Transaction shall not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company, (B) the definition of Corporate Transaction (or any analogous term) in an individual written agreement between the Company or any Affiliate and the Participant shall supersede the foregoing definition with respect to Awards subject to such agreement; provided, however, that if no definition of Corporate Transaction or any analogous term is set forth in such an individual written agreement, the foregoing definition shall apply, and (C) with respect to any nonqualified deferred compensation that becomes payable on account of the Corporate Transaction, the transaction or event described in clause (i), (ii), (iii), or (iv) also constitutes a Section 409A Change in Control if required in order for the payment not to violate Section 409A of the Code.
(s) “Director” means a member of the Board.
(t) “determine” or “determined” means as determined by the Board or the Committee (or its designee) in its sole discretion.
(u) “Disability” means, with respect to a Participant, such Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months, as provided in Section 22(e)(3) of the Code, and will be determined by the Board on the basis of such medical evidence as the Board deems warranted under the circumstances.
(v) “Effective Date” means the effective date of this Plan, which is the date this Plan (as amended from time to time) is approved by the Company’s stockholders.
(w) “Employee” means any person employed by the Company or an Affiliate. However, service solely as a Director, or payment of a fee for such services, will not cause a Director to be considered an “Employee” for purposes of the Plan.
(x) “Employer” means the Company or the Affiliate of the Company that employs the Participant.
(y) “Entity” means a corporation, partnership, limited liability company or other entity.
(z) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
(aa) “Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” will not include (i) the Company or any Subsidiary of the Company, (ii) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (iii) an underwriter temporarily holding securities pursuant to a registered public offering of such securities, (iv) an Entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their Ownership of stock of the Company; or (v) any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the Effective Date, is the Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities.
(bb) “Fair Market Value” means, as of any date, unless otherwise determined by the Board, the value of the Common Stock (as determined on a per share or aggregate basis, as applicable) determined as follows:
(i) If the Common Stock is listed on any established stock exchange or traded on any established market, the Fair Market Value will be the closing sales price for such stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in a source the Board deems reliable.
(ii) If there is no closing sales price for the Common Stock on the date of determination, then the Fair Market Value will be the closing selling price on the last preceding date for which such quotation exists.
(iii) In the absence of such markets for the Common Stock, or if otherwise determined by the Board, the Fair Market Value will be determined by the Board in good faith and in a manner that complies with Sections 409A and 422 of the Code.
(cc) “Fully Diluted Shares” as of a date means an amount equal to the number of shares of Common Stock (i) outstanding and (ii) issuable upon exercise, conversion or settlement of outstanding Awards under the Plan and any other outstanding options, warrants or other securities of the Company that are (directly or indirectly) convertible or exchangeable into or exercisable for shares of Common Stock, in each case as of the close of business of the Company on such date and without regard to any vesting conditions or other limitations on the immediate ability to convert, exchange or exercise such rights. For purposes of calculating the number of Fully Diluted Shares, if the number of shares subject to an outstanding right to acquire shares is variable, then the number of shares of Common Stock issuable upon exercise, conversion, exchange or settlement of the right shall be the maximum number of shares that could be received under such right.
(dd) “Governmental Body” means any: (i) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (ii) federal, state, local, municipal, foreign or other government; (iii) governmental or regulatory body, or quasi-governmental body of any nature (including any governmental division, department, administrative agency or bureau, commission, authority, instrumentality, official, ministry, fund, foundation, center, organization, unit, body or Entity and any court or other tribunal, and for the avoidance of doubt, any Tax authority) or other body exercising similar powers or authority; or (iv) self-regulatory organization (including the Nasdaq Stock Market, New York Stock Exchange, and the Financial Industry Regulatory Authority).
(ee) “Grant Notice” means the notice provided to a Participant that he or she has been granted an Award under the Plan and which includes the name of the Participant, the type of Award, the date of grant of the Award, number of shares of the Common Stock subject to the Award or potential cash payment right, (if any), the vesting schedule for the Award (if any) and other key terms applicable to the Award.
(ff) “Incentive Stock Option” means an option granted pursuant to Section 4 of the Plan that is intended to be, and qualifies as, an “incentive stock option” within the meaning of Section 422 of the Code.
(gg) “Materially Impair” means any amendment to the terms of the Award that materially adversely affects the Participant’s rights under the Award. A Participant’s rights under an Award will not be deemed to have been Materially Impaired by any such amendment if the Board, in its sole discretion, determines that the amendment, taken as a whole, does not Materially Impair the Participant’s rights. For example, the following types of amendments to the terms of an Award do not Materially Impair the Participant’s rights under the Award: (i) imposition of reasonable restrictions on the minimum number of shares subject to an Option or SAR that may be exercised; (ii) to maintain the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code; (iii) to change the terms of an Incentive Stock Option in a manner that disqualifies, impairs or otherwise affects the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code; (iv) to clarify the manner of exemption from, or to bring the Award into compliance with or qualify it for an exemption from, Section 409A; or (v) to comply with other Applicable Laws.

(hh) “Non-Employee Director” means a Director who either (i) is not a current employee or officer of the Company or an Affiliate, does not receive compensation, either directly or indirectly, from the Company or an Affiliate for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.
(ii) “Non-Exempt Award” means any Award that is subject to, and not exempt from, Section 409A, including as the result of (i) a deferral of the issuance of the shares subject to the Award which is elected by the Participant or imposed by the Company, or (ii) the terms of any Non-Exempt Severance Agreement.
(jj) “Non-Exempt Director Award” means a Non-Exempt Award granted to a Participant who was a Director but not an Employee on the applicable grant date.
(kk) “Non-Exempt Severance Arrangement” means a severance arrangement or other agreement between the Participant and the Company that provides for acceleration of vesting of an Award and issuance of the shares in respect of such Award upon the Participant’s termination of employment or separation from service (as such term is defined in Section 409A(a)(2)(A)(i) of the Code (and without regard to any alternative definition thereunder) (“Separation from Service”) and such severance benefit does not satisfy the requirements for an exemption from application of Section 409A provided under Treasury Regulations Section 1.409A-1(b)(4), 1.409A-1(b)(9) or otherwise.
(ll) “Nonstatutory Stock Option” means any option granted pursuant to Section 4 of the Plan that does not qualify as an Incentive Stock Option.
(mm) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act.
(nn) “Option” means an Incentive Stock Option or a Nonstatutory Stock Option to purchase shares of the Common Stock granted pursuant to the Plan.
(oo) “Option Agreement” means a written or electronic agreement between the Company and the Optionholder evidencing the terms and conditions of the Option grant. The Option Agreement includes the Grant Notice for the Option and the agreement containing the written summary of the general terms and conditions applicable to the Option and which is provided, including through electronic means, to a Participant along with the Grant Notice. Each Option Agreement will be subject to the terms and conditions of the Plan.
(pp) “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.
(qq) “Other Award” means an award valued in whole or in part by reference to, or otherwise based on, Common Stock, including the appreciation in value thereof (e.g., options or stock rights with an exercise price or strike price less than 100% of the Fair Market Value at the time of grant) that is not an Incentive Stock Option, Nonstatutory Stock Option, SAR, Restricted Stock Award, RSU Award or Performance Award.
(rr) “Other Award Agreement” means a written agreement between the Company and a holder of an Other Award evidencing the terms and conditions of an Other Award grant. Each Other Award Agreement will be subject to the terms and conditions of the Plan.
(ss) “Own”, “Owned”, “Owner” or “Ownership” means that a person or Entity will be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.
(tt) “Participant” means an Employee, Director or Consultant to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Award.
(uu) “Performance Award” means an Award that may vest or may be exercised or a cash award that may vest or become earned and paid contingent upon the attainment during a Performance Period of certain Performance Goals and which is granted under the terms and conditions of Section 5(b) pursuant to such terms as are approved by the Board. In addition, to the extent permitted by Applicable Law and set forth in the applicable Award Agreement, the Board may determine that cash or other property may be used in payment of Performance Awards. Performance Awards that are settled in cash or other property are not required to be valued in whole or in part by reference to, or otherwise based on, the Common Stock.
(vv) “Performance Criteria” means one or more criteria that the Board will select for purposes of establishing the Performance Goals for a Performance Period. The Performance Criteria that will be used to establish such Performance Goals may be based on any one of, or combination of, the following as determined by the Board: earnings (including earnings per share and net earnings); earnings before interest, taxes and depreciation; earnings before interest, taxes, depreciation and amortization; total stockholder return; return on equity or average stockholder’s equity; return on assets, investment, or capital employed; stock price; margin (including gross margin); income (before or after taxes); operating income; operating income after taxes; pre-tax profit; operating cash flow; sales or revenue targets; increases in revenue or product revenue; expenses and cost reduction goals; improvement in or attainment of working capital levels; economic value added (or an equivalent metric); market share; cash flow; cash flow per share; share price performance; debt reduction; customer satisfaction; stockholders’ equity; capital expenditures; debt levels; operating profit or net operating profit; workforce diversity; growth of net income or operating income; billings; product development goals; financing; regulatory milestones, including approval of a product; stockholder liquidity; corporate governance and compliance; product commercialization; intellectual property; personnel matters; progress of internal research; progress of partnered programs; partner satisfaction; budget management; data from clinical studies, partner or collaborator achievements; internal controls, including those related to the Sarbanes-Oxley Act of 2002; investor relations, analysts and communication; manufacturing achievements (including obtaining particular yields from manufacturing runs and other measurable objectives relates to process development activities); employee retention; strategic partnerships or transactions (including in-licensing and out-licensing of intellectual property); establishing relationships with commercial entities with respect to the marketing, distribution and sale of the Company’s products; supply chain achievements; co-development, co-marketing, profit sharing, joint venture or other similar arrangements; individual performance goals; corporate development and planning goals; and other measures of performance selected by the Board or Committee whether or not listed herein.
(ww) “Performance Goals” means, for a Performance Period, one or more goals established by the Board for the Performance Period based upon the Performance Criteria. Performance Goals may be based on a Company-wide basis, with respect to one or more business units, divisions, Affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. Unless specified otherwise by the Board (i) in the Award Agreement at the time the Award is granted or (ii) in such other document setting forth the Performance Goals at the time the Performance Goals are established, the Board will appropriately make adjustments in the method of calculating the attainment of Performance Goals for a Performance Period as follows: (1) to exclude restructuring and/or other nonrecurring charges; (2) to exclude exchange rate effects; (3) to exclude the effects of changes to generally accepted accounting principles; (4) to exclude the effects of any statutory adjustments to corporate tax rates; (5) to exclude the effects of items that are “unusual” in nature or occur “infrequently” as determined under generally accepted accounting principles; (6) to exclude the dilutive effects of acquisitions or joint ventures; (7) to assume that any business divested by the Company achieved performance objectives at targeted levels during the balance of a Performance Period following such divestiture; (8) to exclude the effect of any change in the outstanding shares of common stock of the Company by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common stockholders other than regular cash dividends; (9) to exclude the effects of stock based compensation and the award of bonuses under the Company’s bonus plans; (10) to exclude costs incurred in connection with potential acquisitions or divestitures that are required to be expensed under generally accepted accounting principles; and (11) to exclude the goodwill and intangible asset impairment charges that are required to be recorded under generally accepted accounting principles. In addition, the Board may establish or provide for other adjustment items in the Award Agreement at the time the Award is granted or in such other document setting for the Performance Goals at the time the Performance Goals are established. In addition, the Board retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of Performance Goals and to define the manner of calculating the Performance Criteria it selects to use for such Performance Period. Partial achievement of the specified criteria may result in the payment or vesting corresponding to the degree of achievement as specified in the Award Agreement or the written terms of a Performance Cash Award.
(xx) “Performance Period” means the period of time selected by the Board over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to vesting or exercise of an Award. Performance Periods may be of varying and overlapping duration, at the sole discretion of the Board.
(yy) “Plan” means this NeuroBo Pharmaceuticals, Inc. 2022 Equity Incentive Plan, as amended from time to time.
(zz) “Plan Administrator” means the person, persons, and/or third-party administrator designated by the Company to administer the day to day operations of the Plan.
(aaa) “Post-Termination Exercise Period” means the period following termination of a Participant’s Continuous Service within which an Option or SAR is exercisable, as specified in Section 4(h).
(bbb) “Prior Plan’s Available Reserve” means the number of shares available for the grant of new awards under the Prior Plan as of the Effective Date.
(ccc) “Prior Plan” means the Gemphire Therapeutics, Inc. 2019 Equity Incentive Plan.
(ddd) “Prospectus” means the document containing the Plan information specified in Section 10(a) of the Securities Act.
(eee) “Restricted Stock Award” or “RSA” means an Award of shares of the Common Stock which is granted pursuant to the terms and conditions of Section 5(a).
(fff) “Restricted Stock Award Agreement” means a written or electronic agreement between the Company and a holder of a Restricted Stock Award evidencing the terms and conditions of a Restricted Stock Award grant. The Restricted Stock Award Agreement includes the Grant Notice for the Restricted Stock Award and the agreement containing the written summary of the general terms and conditions applicable to the Restricted Stock Award and which is provided, including by electronic means, to a Participant along with the Grant Notice. Each Restricted Stock Award Agreement will be subject to the terms and conditions of the Plan.
(ggg) “Returning Shares” means shares subject to outstanding stock awards granted under the Prior Plan and that following the Effective Date: (A) are not issued because such stock award or any portion thereof expires or otherwise terminates without all of the shares covered by such stock award having been issued; (B) are not issued because such stock award or any portion thereof is settled in cash; (C) are forfeited back to or repurchased by the Company because of the failure to meet a contingency or condition required for the vesting of such shares; (D) are withheld or reacquired to satisfy the exercise, strike or purchase price; or (E) are withheld or reacquired to satisfy a tax withholding obligation.
(hhh) “RSU Award” or “RSU” means an Award of restricted stock units representing the right to receive an issuance of shares of the Common Stock which is granted pursuant to the terms and conditions of Section 5(a).
(iii) “RSU Award Agreement” means a written or electronic agreement between the Company and a holder of an RSU Award evidencing the terms and conditions of an RSU Award grant. The RSU Award Agreement includes the Grant Notice for the RSU Award and the agreement containing the written summary of the general terms and conditions applicable to the RSU Award and which is provided, including by electronic means, to a Participant along with the Grant Notice. Each RSU Award Agreement will be subject to the terms and conditions of the Plan.
(jjj) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.
(kkk) “Rule 405” means Rule 405 promulgated under the Securities Act.
(lll) “Section 409A” means Section 409A of the Code and the regulations and other guidance thereunder.

(mmm) “Section 409A Change in Control” means a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the Company’s assets, as provided in Section 409A(a)(2)(A)(v) of the Code and Treasury Regulations Section 1.409A-3(i)(5) (without regard to any alternative definition thereunder).
(nnn) “Securities Act” means the Securities Act of 1933, as amended.
(ooo) “Share Reserve” means the number of shares available for issuance under the Plan as set forth in Section 2(a).
(ppp) “Stock Appreciation Right” or “SAR” means a right to receive the appreciation on the Common Stock that is granted pursuant to the terms and conditions of Section 4.
(qqq) “SAR Agreement” means a written or electronic agreement between the Company and a holder of a SAR evidencing the terms and conditions of a SAR grant. The SAR Agreement includes the Grant Notice for the SAR and the agreement containing the written summary of the general terms and conditions applicable to the SAR and which is provided, including by electronic means, to a Participant along with the Grant Notice. Each SAR Agreement will be subject to the terms and conditions of the Plan.
(rrr) “Subsidiary” means, with respect to the Company, (i) any corporation of which more than 50% of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation will have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership, limited liability company or other entity in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than 50%.
(sss) “Ten Percent Stockholder” means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Affiliate.
(ttt) “Trading Policy” means the Company’s policy permitting certain individuals to sell Company shares only during certain “window” periods and/or otherwise restricts the ability of certain individuals to transfer or encumber Company shares, as in effect from time to time.
(uuu) “Unvested Non-Exempt Award” means the portion of any Non-Exempt Award that had not vested in accordance with its terms upon or prior to the date of any Corporate Transaction.
(vvv) “Vested Non-Exempt Award” means the portion of any Non-Exempt Award that had vested in accordance with its terms upon or prior to the date of a Corporate Transaction.
* * * *

NEUROBO PHARMACEUTICALS, INC.
[TBD]

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NEUROBO PHARMACEUTICALS, INC.

The Board of Directors recommends you vote FOR the following proposals:

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D93190-S56123

NEUROBO PHARMACEUTICALS, INC.
Special Meeting of Stockholders
December 22, 2022, 10:00 am Eastern time
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Gil Price, M.D. and Andrew I. Koven as proxies, each with full power of substitution, and hereby authorizes them to represent and vote, as designated on the reverse side of this proxy card, and to vote in their judgment upon all other matters that may come before the Special Meeting of Stockholders to vote all of the Common Stock that the undersigned is entitled to vote at the Special Meeting of Stockholders to be held December 22, 2022, beginning at 10:00 am Eastern time, and at any adjournments or postponements thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side